As filed with the Securities and Exchange Commission on June 26, 2003

                            Registration No.---------


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                     ______

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                      _____

                           CAL-BAY INTERNATIONAL, INC.
                 (Name of Small Business Issuer in its charter)

            NEVADA                     3652                     26-0021800

  (State of Incorporation)  Primary Standard Industrial       I.R.S. Employer
                            Classification Code Number     Identification Number

                  1582 PARKWAY LOOP, SUITE G, TUSTIN, CA 92780
                                  714-258-7070
(Address and telephone number of principal executive offices and principal place of business)

                                 ROBERT THOMPSON
                      President and Chief Executive Officer
                           Cal-Bay International, Inc.
                           1582 Parkway Loop, Suite G
                                Tustin, CA 92780
                                  714-258-7070
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            Cletha A. Walstrand, Esq.
                               609 Judge Building
                                 8 East Broadway
                            Salt Lake City, UT  84111

Approximate  date  of commencement of proposed sale of securities to the public:
As  soon  as  practicable  after  this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                   CALCULATION  OF  REGISTRATION  FEE

Title of each class       Amount to be        Proposed offering     Proposed maximum        Amount of
of securities to           registered          price per share     aggregate offering    registration fee
be registered                                                            price

Common Stock . . . .  10,675,675 shares (1)  $           .05 (2)  $        533,784 (2)  $       431.83 (2)
..001 par value

(1) The shares being registered consist of 675,675 shares from an investment and up to 10,000,000 shares to be offered under an equity line of credit agreement with the selling shareholder.

(2) The proposed maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457 of the Securities Act of 1933. The registration fee has been calculated based on the average bid price of and ask price of $0.05 as reported by the National Quotations Bureau on June 23, 2003. The shares will be offered by the selling shareholder from time to time at fluctuating market prices.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effect on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to completion, dated June 26, 2003

                                   PROSPECTUS

                           CAL-BAY INTERNATIONAL, INC.

                        10,675,675 SHARES OF COMMON STOCK

This prospectus relates to the resale of up to $10,000,000 worth of our common stock by the selling shareholder, Dutchess Private Equities Fund, LP. The selling shareholder may sell the stock from time to time on a best efforts basis in the over the counter market or in privately negotiated transactions. We are initially registering 10,675,675 shares of common stock. Dutchess will purchase 675,675 investment shares for which we shall receive $5,000. The remaining 10,000,000 shares being registered will be offered from time to time under an equity line of credit agreement with the selling shareholder. With the exception of the 675,675 investment shares, Cal-Bay International is not selling any shares of common stock in this offering and none of the sale proceeds will go directly to us. However, we may receive up to $10 million of proceeds from the sale of additional shares to Dutchess under the equity line. The selling price of the shares will be determined by prevailing market factors at the time of their resale.

With respect to the credit agreement we describe in this prospectus, Dutchess is an underwriter within the meaning of the Securities Act of 1933. Under the agreement, Dutchess is obliged to purchase our stock on demand at 94% of the prevailing market price. This 6% discount from the market price will be an underwriting discount. In addition, we will pay an unaffiliated broker dealer a 1% commission on each advance. None of the proceeds from the sale of stock by the selling shareholder will be placed in escrow, trust or any similar account.

Our common stock is quoted on the Over the Counter Bulletin Board under the symbol CBYI. On June 13, 2003, the average of the bid and ask prices of our common stock was $0.05 per share.

Investing in the common stock involves a high degree of risk. You should not invest in the common stock unless you can afford to lose your entire investment. Please refer to the Risk Factors beginning on page 7 of this prospectus.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require us to include in this prospectus all the important information that you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholder is not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                                TABLE OF CONTENTS


Part I - Information Required in Prospectus                      Page Number

Summary Information . . . . . . . . . . . . . . . . . . . . . .            5
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . .            7
Risks Related to Our Company. . . . . . . . . . . . . . . . . .            7
Risks Related to Our Industry . . . . . . . . . . . . . . . . .            9
Risks Related to this Offering. . . . . . . . . . . . . . . . .           10
Special Note Regarding Forward-Looking Statements . . . . . . .           11
Selling Security Holder . . . . . . . . . . . . . . . . . . . .           12
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . .           13
Determination of Offering Price . . . . . . . . . . . . . . . .           13
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . . .           13
Capitalization. . . . . . . . . . . . . . . . . . . . . . . . .           15
Plan of Distribution. . . . . . . . . . . . . . . . . . . . . .           15
Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . .           17
Directors, Executive Officers, Promoters and Control Persons. .           18
Security Ownership of Certain Beneficial Owners and Management.           18
Description of Securities . . . . . . . . . . . . . . . . . . .           19
Interest of Named Expert and Counsel. . . . . . . . . . . . . .           20
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities. . . . . . . . . . . . . . . . . .           20
Description of Business . . . . . . . . . . . . . . . . . . . .           20
Competition . . . . . . . . . . . . . . . . . . . . . . . . . .           25
Management's Discussion and Analysis of Financial Condition and
  Results of Operations . . . . . . . . . . . . . . . . . . . .           25
Description of Property . . . . . . . . . . . . . . . . . . . .           26
Certain Relationships and Related Transactions. . . . . . . . .           27
Market for Common Equity Price and Related Stockholder Matters.           27
Executive Compensation. . . . . . . . . . . . . . . . . . . . .           28
Financial Statements. . . . . . . . . . . . . . . . . . . . . .           28
Changes In and Disagreements with Accountants on Accounting and
  Financial Disclosure. . . . . . . . . . . . . . . . . . . . .           28
Where to Find Additional Information. . . . . . . . . . . . . .           28

Part II - Information not Required in Prospectus

Other Expenses of Issuance and Distribution . . . . . . . . . .           61
Indemnification of Officer and Directors. . . . . . . . . . . .           61
Recent Sales of Unregistered Securities . . . . . . . . . . . .           61
Exhibits. . . . . . . . . . . . . . . . . . . . . . . . . . . .           62
Undertakings. . . . . . . . . . . . . . . . . . . . . . . . . .           63
Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . .           64

                               SUMMARY INFORMATION

The items in the following summary are described in more detail in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider. You should also read the more detailed information set out in this prospectus, including the financial statements.

OUR  HISTORY

We originally incorporated in the State of Nevada on December 9, 1998 under the name Var-Jazz Entertainment, Inc. Var-Jazz was organized to engage in the business of music production and sales. We did not succeed in the music business and the board of directors determined it was in our best interests to seek additional business opportunities. On March 8, 2001, we acquired Cal-Bay Controls, Inc. as a wholly owned subsidiary in exchange for 17,112,000 shares of our common stock. Pursuant to the agreement, we changed our name to Cal-Bay International, Inc.

Cal-Bay Controls formed in 1976 as a sole proprietorship. Our current president acquired Cal-Bay Controls in 1990. On February 22, 2001, Cal-Bay Controls incorporated in the state of Nevada and was subsequently acquired by Var-Jazz on March 8, 2001. On March 7, 2002, the SEC approved our Form 10-SB registration statement and in June of 2002 we moved from the Pink Sheets to the Over the Counter Bulletin Board where our stock is currently traded under the symbol CBYI.

We are authorized to issue 75,000,000 shares of common stock. At the date of this prospectus there are 24,985,000 shares of our common stock issued and outstanding. Of the currently issued and outstanding common stock, approximately 7,687,800 are free trading and the balance are restricted.

OUR  BUSINESS

Cal-Bay supplies analytical products, services and associated equipment through license and distribution agreements. We also target new technologies and products for research and development, marketing and distribution.

Cal-Bay operates three divisions, the Representative/Distribution Division, the Systems Division and the New Products Division. Our operations are focused mainly in California and Nevada with a small percentage of sales occurring elsewhere in the United States. We do not have any international operations but hope to develop international markets in the future.

FACILITIES

Our principal executive offices are located at 1582 Parkway Loop, Suite G, Tustin, California 92780. Our telephone number is 714-258-7070.

THE  OFFERING

This offering relates to the resale of up to $10,000,000 worth of shares of our common stock by the selling shareholder, Dutchess Private Equities Fund, LP. We are initially registering 10,675,675 shares under this registration statement. Of the 10,675,675 shares being registered, 675,675 shares will be issued to Dutchess for a $5,000 investment. In addition, we are initially registering 10,000,000 shares to be offered under an equity line of credit agreement with Dutchess. Under the agreement, we may, at our discretion, periodically sell to

Dutchess shares of our common stock for a total purchase price of up to $10 million. If we choose to offer shares under the agreement, we may periodically amend this registration statement to include additional shares until the $10,000,000 purchase price is met. In exchange for buying our shares on demand, Dutchess will receive a 6% discount based on the lowest closing bid price of our common stock during the 10 trading days immediately following our demand that they purchase our shares. Dutchess will then sell our stock in the open market through an independent broker-dealer. Cal-Bay will pay the broker-dealer a 1% commission from on each draw.

SUMMARY  FINANCIAL  DATA

The following table sets forth summary financial data of Cal-Bay for the previous two years and for the most recent fiscal quarter. The financial information for 2002 and 2001 is derived from audited financial statements. The financial information for March 31, 2003 is derived from unaudited financial statements. This data should be read in conjunction with the Management's Discussion and Analysis of Financial Condition and Results of Operations beginning on page 25 and the financial statements beginning on page 29 of this prospectus.



                                  Three months ended       Year ended           Year ended
                                    March 31, 2003      December 31, 2002    December 31, 2001

Revenue . . . . . . . . . . . .  $            16,376   $          344,450   $          396,150

Total expenses. . . . . . . . .  $           283,245   $          954,331   $          349,993

Net income (loss) . . . . . . .  $          (266,869)  $         (713,766)  $          (23,838)
                                 --------------------  -------------------  -------------------

Weighted average number of
 shares outstanding . . . . . .           24,857,501           22,162,205           21,198,038

Net earnings (loss) per share,
basic and diluted . . . . . . .  $             (0.01)  $            (0.03)  $             0.00

Cash. . . . . . . . . . . . . .  $             8,244   $           36,973   $           25,602

Total assets. . . . . . . . . .  $            59,529   $           96,821   $           33,193
                                 --------------------  -------------------  -------------------

Total current liabilities . . .  $            31,357   $           18,320   $           39,254

Stockholders' equity (deficit).  $            16,454   $           66,573   $           (6,061)
                                 --------------------  -------------------  -------------------

                                  RISK FACTORS

Investing in stock is speculative and involves a high degree of risk. You should be able to bear a complete loss of your investment. The risks and uncertainties described below are not necessarily the only ones facing us. Additional risks may also adversely impair our business operations. Potential investors should carefully consider the following risk factors before investing in our securities.

                          RISKS RELATED TO OUR COMPANY

OUR LACK OF MARKET STUDIES AND INDUSTRY RESEARCH MAY RESULT IN MINIMAL PROFITABILITY.

We have conducted only informal market studies concerning our industry and business plan. Our business strategy is based on the experience and expertise of our management. We do not plan on conducting additional research. As a result, we may fail to identify and capitalize on promising business opportunities, new technologies or emerging trends. Our lack of research could negatively impact our growth and profitability.

BECAUSE  OF  OUR  HISTORY  OF  LOSSES,  YOU  MAY  LOSE  YOUR  INVESTMENT.

During the past two years we have recorded net losses of $713,766 in 2002 and $23,838 in 2001. Through the first three months of 2003 our losses were $266,869. We do not have any established history of profitability and will likely continue to incur losses during the immediate future. Our lack of profitability may lead to a total loss of your investment.

WE RELY ON OUR EXECUTIVE OFFICERS TO MANAGE OUR COMPANY AND IF THEY LEAVE, OUR BUSINESS WILL SUFFER.

Our business is managed by our executive officers, Mr. Robert Thompson and Mr. Charles Prebay. Our executives have been working with us for over ten years and have extensive knowledge of the analytical, environmental and safety systems we market. The experience and expertise of our executives would be very difficult to replace. We have no formal employment agreements in place with our management team and have no safeguards to prevent them from seeking other employment or even working for our competitors. The loss our executive officers would severely impact our business operations.

OUR  GROWTH  STRATEGY  DEPENDS  ON  A  COMBINATION  OF MERGERS, ACQUISITIONS AND
PRODUCT DEVELOPMENT, IF WE ARE UNABLE TO ACQUIRE BUSINESS OPPORTUNITIES OR DEVELOP NEW PRODUCTS WE WILL NOT BE COMPETITIVE.

Our growth strategy will include mergers and acquisitions of other related companies. Our future growth rate will depend upon the availability of suitable acquisition candidates at favorable prices and on favorable terms and conditions. Additional acquisitions may result in non-cash charges, such as inventory step-ups, that reduce reported earnings. Acquisitions entail a risk that businesses acquired will not perform in accordance with expectations. Further, there can be no assurance we will be successful in integrating operations acquired from other companies, and such difficulties may divert management's attention from other business concerns and lead to the potential loss of our key employees or those of acquired operations.

Our growth strategy also focuses on the development of new products. Development of new products will require research and development resources, including capital funding, personnel and time. The development of new products entails a risk that the new products developed will not perform in accordance with expectations. Further, there can be no assurance we will be successful in developing the markets required for these new products to be sold in sufficient volume to recoup the research and development funding and to sustain a profitable, long-term business area. Such difficulties may divert management's attention from other business concerns.

WE WILL REQUIRE ADDITIONAL CAPITAL TO FULLY IMPLEMENT OUR BUSINESS PLAN, IF WE CANNOT GENERATE CAPITAL, OUR BUSINESS WILL LIKELY FAIL.

The analytical products and safety system industry is very competitive and requires capital to acquire and develop new products and technologies. In addition, we frequently have large accounts receivables that impact our working capital. Although we have sufficient working capital to conduct our business operations as they presently exist, we have insufficient working capital to expand our business as described in our business plan. Our long-term success will depend, in part, on our ability to operate profitably and to arrange for additional capital funding as required. We can give no assurance that we will be able to obtain additional capital or, if available, that such capital will be available at terms acceptable to us, if it is available at all. Any additional equity financing may involve substantial dilution to our then existing shareholders.

BECAUSE OF OUR SMALL MANAGEMENT TEAM, WE MAY HAVE DIFFICULTY MANAGING FUTURE EXPANSION

Our industry is highly specialized and our business is primarily conducted by our two executive officers. Our future success will be highly dependent upon their ability to successfully manage our operations. If market demand for our products grows rapidly, we will need to expand our employee base to meet demand. Our ability to manage and support our growth effectively will be substantially dependent on hiring additional personnel with an understanding of the analytic products we market. There can be no assurance that we will be able to identify, attract, and retain additional qualified personnel which could negatively impact our growth and profitability.

BECAUSE OUR EXECUTIVE OFFICERS AND DIRECTORS CONTROL THE MAJORITY OF OUR STOCK, YOUR INFLUENCE OVER COMPANY POLICY WILL BE NEGLIGIBLE.

Our executive officers and directors own over 50 % of our outstanding Common Stock. Consequently, our executive officers and directors will have voting control on any matters submitted to our shareholders for approval, including the election of directors. The influence of minority shareholders over our management decisions, company policy and board of directors will be negligible.

BECAUSE  OUR  STOCK  IS  NOT LISTED ON AN EXCHANGE, WE ARE SUSCEPTIBLE TO MARKET
FLUCTUATIONS  THAT  CAN  NEGATIVELY  IMPACT  THE  VALUE  OF  OUR  STOCK.

Our common stock is traded on the Over the Counter Bulletin Board. Companies that trade on the Bulletin Board generally have lower capitalization, fewer shareholders and smaller trade volume than companies trading on public exchanges such as NASDAQ. This means our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading on an established exchange. The market price of our common stock may also fluctuate significantly due to market factors that may not affect larger companies on established exchanges. Many of these factors are beyond our control and include the following:

- the potential absence of securities analysts covering us and distributing research and recommendations about us;
- the liquidity of our Common Stock will be moderate because approximately 70% of our shares will be in the hands of affiliates;
- changes in earnings estimates by securities analysts or our ability to meet those estimates;

- the operating results and stock price performance of other comparable companies;
-    low  trading  volume  because  so  much  of  our  stock  is  closely  held;
-    overall  stock  market  fluctuations;  and
-    economic  conditions  generally.

Any of these factors could have a significant and adverse impact on the market price of our common stock. In addition, the stock market in general has recently experienced extreme volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

BECAUSE THERE IS A LIMITED MARKET FOR CAL-BAY INTERNATIONAL SECURITIES, YOU MAY NOT BE ABLE TO EASILY TRADE YOUR STOCK.

The common stock of Cal-Bay International is currently traded on the Over the Counter Bulletin Board. The Bulletin Board is a quotation service and is not an exchange such as NASDAQ or the NYSE. As a result, there is a limited market for trading of our shares and there is no assurance that a larger trading market will ever exist. The limited market for our shares may make it difficult for you to trade your stock which could reduce the value of your investment.

BECAUSE OF OUR LIMITED ASSETS AND LOW STOCK PRICE, OUR COMMON STOCK IS SUBJECT TO PENNY STOCK RULES THAT IMPOSE SIGNIFICANT RESTRICTIONS ON TRADING.

If a company is not a "substantial issuer" and sells its stock for less than $5 a share, the company is subject to penny stock trading rules. These rules severely restrict the tradability of a company's stock. Cal-Bay is not a substantial issuer since our common stock is not listed on an exchange and we do not have $5,000,000 in tangible assets. In addition, our common stock has always traded at a price less than $5 a share will continue to do so in the foreseeable future. As a result, our investors are subject to the trading restrictions of the penny stock rules. These restrictions may make it more difficult for you to sell your shares and reduce the value of your investment.

BECAUSE  WE  ARE  LOCATED  IN  SOUTHERN CALIFORNIA, NATURAL DISASTERS, INCLUDING
EARTHQUAKES  OR  FIRES  COULD  DESTROY  OUR  FACILITIES  AND/OR  OUR  INVENTORY

Our executive offices are located in Tustin, California and most of our business is conducted in Southern California. Currently, all of our facilities are located in earthquake hazard areas that are subject to seismic activity. In addition, many areas of California in which we do business have been affected by wildfires in recent years. An earthquake or other catastrophe, such as a fire, would seriously harm our business and reduce our sales and profits.

                          RISKS RELATED TO OUR INDUSTRY

BECAUSE WE DISTRIBUTE REGULATORY SYSTEMS, CHANGES IN ENVIRONMENTAL REGULATIONS COULD HARM OUR BUSINESS

Many of the products sold by our subsidiary, Cal-Bay Controls, are "regulatory-driven" in the sense that most clients do not purchase these products unless required to do so by state or federal regulatory agencies. If these regulatory agencies reduce the enforcement of existing regulations or if these agencies reduce the number of new regulations it could harm our business.

In addition, changes to existing regulations that reduce demand for the environmental and analytical instrumentation systems could eliminate a market for our products.

OUR DEPENDENCE ON THIRD PARTY MANUFACTURERS AND FOR LICENSES AND EQUIPMENT COULD JEOPARDIZE OUR BUSINESS

We depend on licenses with equipment manufacturers in order to have products to sell. Cal-Bay produces operational systems that integrate a variety of products and components from numerous vendors. For example, we provide Continuous
Emissions Monitoring Systems for regulatory compliance. On these projects, Cal-Bay often acts as the prime contractor with several sub-contractors, suppliers and manufacturers who are responsible for designing, manufacturing, installing and certifying the systems. If the licenses are not renewed or the manufacturer cannot deliver equipment, it would materially adversely affect our business and results of operations.

IF ADVANCES IN TECHNOLOGY MAKE THE PRODUCTS WE DISTRIBUTE OBSOLETE, WE WILL LOSE BUSINESS.

We believe the technology used in the analytic systems we distribute is state-of-the-art. However, the development of new technologies might make these systems technologically or economically obsolete. In addition, refinements to existing technologies might reduce the value or demand for the products we sell. The development of new types of measurement equipment or technology may have a material adverse effect on our business, financial condition, and results of operations. We cannot guarantee that we will be able to acquire or develop competitive technology if technological advances render our products obsolete.

                         RISKS RELATED TO THIS OFFERING

BECAUSE WE ARE ISSUING NEW SHARES, EXISTING SHAREHOLDERS WILL EXPERIENCE DILUTION WHICH COULD LOWER THE VALUE OF OUR STOCK.

The sale of shares under our equity line will dilute the common stock held by our existing shareholders. As a result, our net income per share could decrease and the market price of our common stock could decline. In addition, the lower our stock price is, the more shares of common stock we will have to issue under the equity line to draw down the full amount. The lower our stock price, the greater the dilution will be for our existing shareholders. The higher our stock price, the greater the dilution will be for new shareholders.

THESE SHARES WILL BE OFFERED FROM TIME TO TIME AT FLUCTUATING PRICES, AS A RESULT, YOU MAY PAY A HIGHER PRICE THAN OTHER INVESTORS.

The common shares being registered will be offered at our discretion on a periodic basis at fluctuating prices. Under our agreement, the selling shareholder must purchase our common stock on demand. The price at the time of sale will be based on the prevailing market price of our common stock as quoted on the OTC Bulletin Board. Accordingly, the price you pay in this offering may be higher than the prices paid by other investors who may have more freedom in choosing the time of sale and negotiating prices.

THESE SHARES ARE BEING ISSUED ON A PERIODIC BASIS IN LIMITED AMOUNTS, IF WE ARE NOT BE ABLE TO DRAW DOWN ENOUGH MONEY UNDER THE EQUITY LINE WHEN NEEDED, WE MAY MISS BUSINESS OPPORTUNITIES.

We have entered an equity line of credit agreement with the selling shareholder. We intend to use the equity line to provide the capital necessary for potential acquisitions or product development for the next 36 months. There are a limited amount of shares we can offer during each sale period and as we release shares, the amount of financing available will decline. As a result, we may not be able to draw money quickly enough to take advantage of potential business opportunities, or there may not be sufficient financing available to pursue these opportunities. Our failure to secure adequate financing in a timely fashion could jeopardize our business.

SPECIAL  NOTE  REGARDING  FORWARD  LOOKING  STATEMENTS

You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

SHARES  BEING  REGISTERED

We are registering 10,675,675 shares of common stock under this registration statement. The shares will be issued to the selling shareholder, Dutchess Private Equities Fund, LP. Dutchess will purchase 675,675 shares for $5,000 or $.0074 per share. The remaining 10,000,000 shares will be issued at our discretion under an equity line of credit agreement with Dutchess. After this registration becomes effective, we may periodically amend the registration statement to include additional shares.

EQUITY  LINE  OF  CREDIT

In April of 2003, we finalized an equity line of credit investment agreement with Dutchess Private Equities Fund, L.P. Under the equity line, we may periodically sell shares of common stock to Dutchess to raise capital. We intend to use any funds from the equity line to provide supplemental capital for potential acquisitions, future product development and to fund our working needs. The effectiveness of the sale of the shares under the equity line is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. We will pay the costs associated with this registration.

Under the equity line, we may periodically offer common shares that Dutchess will purchase on demand. This demand is known as a "put notice." In exchange for buying our shares on demand, Dutchess will pay us 94% of the lowest closing bid price of our common stock during the ten trading days immediately following each put notice. Dutchess will then hold our stock in its own portfolio or sell it in the open market through an independent broker-dealer. We have engaged Boston First Capital, LLC, an unaffiliated registered broker-dealer to act as placement agent for the shares being offered under the equity line. We will pay the broker-dealer a 1% commission on each transaction. As a result, we will realize 93% of the gross proceeds relative to the market price.

We may continue to place put notices until Dutchess has purchased $10,000,000 worth of stock or 36 months after the effective date of the accompanying Registration Statement, whichever occurs first. We are limited to a maximum of $1 million for each put notice. In addition, individual put notices cannot exceed 175% of our 20 day average daily trading volume multiplied by the average closing bid prices for our stock on the three days immediately preceding the put notice. We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line. This is because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total number of puts, if any, we intend to place.

SELLING  SHAREHOLDER

The selling shareholder is Dutchess Private Equities Fund, LP. Neither Dutchess nor its agents have a short position or have had a short position at any time since the investment agreement for the equity line was executed on April 28, 2003. The selling shareholder has not held a position or office, or had any other material relationship with us.


Shares         Percentage of    Shares to be   Percentage of   Shares to be  Percentage of
Beneficially    Outstanding       Acquired      Outstanding      Sold in      Outstanding
Owned Before       Shares       Under Equity    Shares to be     Offering        Shares
Offering        Beneficially   Line of Credit  Acquired Under                 Beneficially
                Owned Before                   Equity Line of                 Owned After
                  Offering                         Credit                       Offering

675,675 (1) .            .27%      10,000,000               0    10,000,000             30%

(1) This figure reflects the 675,675 shares being issued to Dutchess for their $5,000 investment.

DELIVERY  OF  PUT  NOTICES

Once the registration becomes effective, we will have sole discretion deciding when and if to issue puts to Dutchess. With the exception of the 675,675 shares being purchased immediately by Dutchess, we are not obliged to offer any additional shares to Dutchess under the equity line of credit. However, within 13 days of the beginning of each fiscal quarter, we must provide Dutchess with an estimate of the amount of puts, if any, we intend to place during that quarter. If we choose to place a put order, we must deliver the put notice to Dutchess and the escrow agent stating the number of shares we intend to sell and the purchase price. We may not submit additional put notices until the previous put notice has closed.

MECHANICS

The closing will occur 13 days after the put notice. At each closing we will deliver the specified number of shares to the escrow agent and Dutchess will pay the put notice amount. If we do not provide the shares on the closing date, we are subject to a late payment fee of $100 per day for each $10,000 worth of common stock that has not been issued.

OPEN  PERIOD

We may issue a put notice at any time during the open period. The open period begins on the date the Securities and Exchange Commission first declares the registration statement effective. It expires when Dutchess has made advances totaling $10 million or 36 months after the registration statement becomes effective, whichever occurs first.

PURCHASE  PRICE

For each purchase period starting with our issuance of a put notice, Dutchess will purchase shares of common stock from us at a price equal to 94% of the lowest closing bid price for our common stock during the ten days immediately following the notice.

MINIMUM  ACCEPTABLE  PRICE

We may cancel any portion of the put notice if the closing bid price is less than 75% of the closing bid prices for the previous 15 days. The cancellation must be in writing and must be faxed to Dutchess before 9:00 a.m. Eastern Time to prevent trading on the day the put notice is cancelled.

MAXIMUM  PUT  NOTICE  AMOUNT

We may not issue put notices in excess of a total of $10 million. Each individual put notice is subject to a maximum amount based on an average daily volume of our common stock. The maximum amount of each put notice is equal to 175% of the average daily volume of our common stock for the 20 trading days before the put notice date multiplied by the average of the closing bid prices of our common stock for the three trading days immediately preceding the put notice date. The maximum amount of any individual put cannot exceed $1 million. In addition, we may not put shares to Dutchess that would exceed 4.99% of the then outstanding common stock.

NUMBER  OF  SHARES  TO  BE  ISSUED

We cannot determine the actual number of shares of common stock that we will issue under the equity line. This is because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount, if any, we intend to draw.

USE  OF  PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling shareholder. However, we expect to receive proceeds from Dutchess under the equity line. We cannot predict the total amount of proceeds we will receive from Dutchess. This is because we have not determined the total amount of put notices we intend to issue. We expect to incur expenses of approximately
$60,000 consisting primarily of professional fees incurred in connection with registering the 10,000,000 shares in this offering. We intend to use any proceeds from the equity line to fund potential acquisitions or mergers, to develop new or improved products and technologies and as working capital for future expansion.

DETERMINATION  OF  OFFERING  PRICE

The 10,000,000 shares are to be offered by the selling shareholder from time to time at fluctuating market prices. The proposed offering price of $.05 is based on the average bid price and ask price as reported by the National Quotations Bureau on June 13, 2003.

DILUTION

Dilution refers to the reduction in value of existing shares when additional shares are issued. The lower the offering price, the greater the dilution to existing shareholders. The higher the offering price, the greater the dilution will be to new shareholders. Dilution is calculated based on a company's tangible book value before and after the new shares are issued. Tangible book value is determined by subtracting total liabilities from tangible net assets and dividing the result by the number of shares outstanding. As of March 31, 2003, we had a tangible book value of $16,454 or $0.00066 per share.

Since these shares will be offered at fluctuating prices, the following table shows the dilution to your investment assuming 10,000,000 shares sold at various offering prices based on our tangible book value at March 31, 2003. This table does not reflect the 675,675 shares that will be purchased by Dutchess for $5,000 independently from the equity line.


                                        10,000,000 SHARES     10,000,000 SHARES     10,000,000 SHARES
                                        AT $0.05 PER SHARE    AT $0.10 PER SHARE    AT $0.20 PER SHARE

Shares outstanding before sale. . . .           24,985,000            24,985,000            24,985,000

Shares outstanding after sale . . . .           34,985,000            34,985,000            34,985,000
assuming 10,000,000 shares sold

Gross proceeds. . . . . . . . . . . .  $           500,000   $         1,000,000   $         2,000,000

93% of gross proceeds after offering.  $           409,200   $           874,200   $         1,804,200
 expenses of $60,000 (1)

Net tangible book value before. . . .  $            16,454   $            16,454   $            16,454
 offering

Value per share before offering . . .  $           0.00066   $           0.00066   $           0.00066

Pro forma net tangible book value . .  $           425,654   $           890,654   $         1,820,654
after offering

Pro forma value per share after . . .  $             0.012   $             0.025   $             0.051
offering

Increase attributable to purchase of.  $             0.011   $             0.024   $             0.050
 shares by new investors

Dilution per share to new investors .  $             0.038   $             0.076   $              0.15

Percentage of shares held by new. . .                   29%                   29%                   29%
investors

(1) This figure reflects the 6% discount to Dutchess and the 1% broker-dealer commission.


We are initially registering 10,000,000 shares to be offered under an equity line of credit. However, we may periodically amend to registration to add additional shares until Dutchess has purchased an aggregate $10,000,000 of common stock. The following table shows the number of shares that would have to be issued at varying prices to generate gross proceeds of $10,000,000 and the resulting dilution to potential investors. This table does not reflect the 675,675 shares that will be purchased by Dutchess for $5,000 separate from the equity line.


                                        200,000,000 SHARES    20,000,000 SHARES     10,000,000 SHARES
                                        AT $0.05 PER SHARE    AT $0.50 PER SHARE    AT $1.00 PER SHARE

Shares outstanding before sale. . . .           25,985,000            25,985,000            25,985,000

Shares outstanding after sale . . . .          225,985,000            45,985,000            35,985,000

Gross proceeds. . . . . . . . . . . .  $        10,000,000   $        10,000,000   $        10,000,000

93% of gross proceeds after offering.  $         9,244,200   $         9,244,200   $         9,244,200
 expenses of $60,000 (1)

Net tangible book value before. . . .  $            16,454   $            16,454   $            16,454
offering

Value per share before offering . . .  $           0.00066   $           0.00066   $           0.00066

Pro forma net tangible book value . .  $         9,260,654   $         9,260,654   $         9,260,654
after offering

Pro forma value per share after . . .  $             0.041   $              0.20   $              0.25
offering

Increase attributable to purchase of.  $              0.04   $              0.20   $              0.25
shares by new investors

Dilution per share to new investors .  $              0.01   $              0.30   $              0.75

Percentage of shares held by new. . .                   89%                   43%                   28%
investors

(1) This figure reflects the 6% discount to Dutchess and the 1% broker-dealer commission.

CAPITALIZATION

The  following  table  shows  our  total  capitalization  as  of March 31, 2003.


Shareholders' equity: Common Stock, $.001 par value; 75,000,000  $    24,985
 share authorized; 24,985,000 shares issued and outstanding

Additional Paid in Capital. . . . . . . . . . . . . . . . . . .  $   995,942

Retained Deficit. . . . . . . . . . . . . . . . . . . . . . . .  $(1,004,473)

Total Shareholders' Equity. . . . . . . . . . . . . . . . . . .  $    16,454

Total Liabilities and Shareholders' Equity. . . . . . . . . . .  $    59,529

PLAN  OF  DISTRIBUTION

The selling shareholder intends to sell the common stock covered by this prospectus from time to time on the over-the-counter market, or in any other market where our shares of common stock are quoted. The selling shareholder and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

Dutchess is an underwriter within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the equity line agreement. Dutchess will buy stock from us at a purchase price of 94% of the lowest closing bid price of our common stock on the OTC Bulletin Board or other principal trading market on which our common stock is traded for the ten trading days immediately following each put notice date. The 6% discount Dutchess receives will be an underwriting discount.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the selling shareholder that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling shareholders must be registered to sell securities in all 50 states. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses of the registration, offering and sale of the shares of common stock to the public under this prospectus other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling shareholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering will be approximately $60,000 as well as the 6% of the gross proceeds payable to Dutchess and the 1% commission payable to the broker-dealer under the equity line. We will not receive any proceeds from the sale of any of the shares of common stock by the selling shareholder. We will, however, receive proceeds from the sale of common stock under the equity line.

The selling shareholder should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling shareholder and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling shareholder or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while they are distributing shares covered by this prospectus. Accordingly, the selling shareholder is not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the selling shareholder that if a particular offer of common stock is to be made on terms materially different from the information set forth in the above Plan of Distribution, then a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

PENNY  STOCK  REGULATIONS

Our common stock has always traded at a price less than $5 a share and is subject to the rules governing "penny stocks." A penny stock is any stock that:

     -    sells  for  less  than  $5  a  share,

     - is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

     - is not a stock of a "substantial issuer." Cal-Bay International is not now a substantial issuer and cannot become one until it has net tangible assets of at least $5 million.

LIMITATIONS  ON  TRADING  PENNY  STOCKS

The Securities and Exchange Commission imposes strict requirements on brokers that recommend penny stocks. Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must reasonably determine

     -    that  transactions  in  penny  stocks  are suitable for the person and

     - that the person, or his advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer. Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

These procedures often delay a proposed transaction and many broker-dealer firms have adopted a policy of not recommending penny stocks to their customers. A broker-dealer who does recommend the sale of a penny stock must first provide the customer with a risk disclosure document. This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the bid and ask price for the stock and any compensation provided to the dealer or salesperson for the proposed transaction. Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

The Penny Stock Suitability Rule and the Penny Stock Disclosure Rule, described above, do not apply to the following:

     -    transactions  not  recommended  by  the  broker-dealer,

     -    sales  to  institutional  accredited  investors,

     - sales to "established customers" of the broker-dealer. Established customers are persons who either have had an account with the broker-dealer for at least a year or who have effected 3 purchases of penny stocks with the broker-dealer on 3 different days involving 3 different issuers, and

     - transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed 5 percent of their total income during certain defined periods.

Penny stock regulations are a response by Congress and the SEC to prevent abuses in marketing low-priced securities by so-called "boiler shop" operators. Consequently, they limit a shareholder's ability to resell a penny stock. Our common stock will likely continue to trade below $5 for the foreseeable future. As a result, it will continue to be subject to the trading restrictions imposed by the penny stock regulations.

LEGAL  PROCEEDINGS

We are not aware of any current legal proceedings that are threatened or pending against Cal-Bay, our subsidiaries or any of our officers or directors. Further, none of our officers, directors or affiliates are parties against Cal-Bay or have any material interests in actions that are adverse to our interests.

During 2002, management learned of two informal inquiries relating to Cal-Bay. Management cooperated fully with the investigations and believes the matters have been closed. A summary follows:

     In 2002 the SEC investigated unsolicited e-mails promoting Cal-Bay stock as a potential investment. Neither Cal-Bay nor its officers were responsible for these e-mails. Cal-Bay cooperated fully with the investigation, issued several press releases and posted a notice on its website advising potential investors that the e-mails were not distributed or authorized by Cal-Bay.

     In 2002 the California Department of Corporations investigated an informal complaint regarding Cal-Bay's plans to develop a new product using pattern-recognition technology. The complaint generally alleged copyright infringement. Cal-Bay cooperated fully with the Department of Corporations and provided all requested information. To the best of our knowledge, Cal-Bay has never infringed upon any patents or trademarks related to pattern recognition technology or any other technology during our research and development.

DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS

The following table sets forth as of May 31, 2003, the name, age, and position of each executive officer and director and the term of office for each director of the Company.


NAME                AGE                 POSITION                   SINCE
------------------  ---  --------------------------------------  ----------

Robert J. Thompson   54  President, Secretary and Director       March 2001

Charles A. Prebay.   47  Vice President, Treasurer and Director  March 2001

All officers hold their positions at the will of the Board of Directors. All directors hold their positions for one year or until their successors are duly elected and qualified.

The  following  is  a  brief  biography  of  the  officers  and  directors.

ROBERT J. THOMPSON. Mr. Thompson holds a B.S. degree in Mechanical Engineering from Ohio State University. He has been employed in the analytical instrumentation industry for over 20 years. Since 1990, Mr. Thompson has been self employed as a representative/distributor in the analytical instrumentation industry. Prior to 1990, Mr. Thompson was employed by or associated with Hartshaw Chemical as Chief Engineer, Teledyne Analytical Instruments as Regional Sales Manager, and Advanced Micro Instruments as a Partner.

CHARLES A. PREBAY. Mr. Prebay holds a B.S. degree in Biological Sciences from Michigan State University and has taken graduate courses in marketing and management from the University of Michigan and the University of California/Irvine. He has been employed in the analytical instrumentation industry for over 20 years. Mr. Prebay was employed by or associated with Teledyne Analytical Instruments as a Sales Engineer from 1979 to 1980. He was at Research-Cottrell/KVB as a Product Manager and Marketing Manager from 1980 until 1992 and served as Regional Sales Manager at Anarad from 1992 until 1995. From 1995 until 2000, Mr. Prebay worked at Baseline Industries as Western
Regional  Sale  Manager.  Mr.  Prebay  has worked at Cal-Bay Controls since June
2000.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table sets forth as of May 31, 2003 the name and number of shares held by each person known to us who owns more than 5% of the 24,985,000 issued and outstanding shares of our common stock. The table also lists the shareholdings of our officers and directors as a group. For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Voting Stock (b) investment power with respect to the Voting Stock which includes the power to dispose or direct the disposition of the Voting Stock.


TITLE OF CLASS  NAME AND ADDRESS OF          AMOUNT AND NATURE OF  PERCENTAGE OF CLASS
                BENEFICIAL OWNER             BENEFICIAL OWNERSHIP

Common . . . .  Robert J. Thompson (1)                 11,059,653                44.3 %
                1582 Parkway Loop, Suite G
                Tustin, CA  92780

Common . . . .  Charles A. Prebay (1)                   1,608,400                 6.4 %
                1582 Parkway Loop, Suite G
                Tustin, CA  92780

Common . . . .  Cede & Co.                              7,868,650                31.5 %
                PO Box 222
                Bowling Green Station
                New York, NY 10274

Common . . . .  Officers, Directors and                12,915,053                50.7 %
                Nominees as a Group:
                2 persons

(1)     Officer  and/or  director  of  the  Company.

There are no contracts or other arrangements that could result in a change of control of the Company.

DESCRIPTION  OF  SECURITIES

We  are  authorized  to issue 75,000,000 shares of $.001 par value common stock.
At the date of this prospectus there are 24,985,000 shares issued and outstanding held by approximately 67 shareholders. All shares are validly issued, fully paid and non-assessable. All shares are equal to each other with respect to liquidation and dividend rights. Holders of voting shares are entitled to one vote for each share they own at any shareholders' meeting.

Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available there for, and upon liquidation are entitled to participate pro-rata in a distribution of assets available for such distribution to shareholders. There are no conversion, preemptive, or other subscription rights or privileges with respect to any shares.

We have not paid or declared any dividends since inception and do not intend to declare any dividends in the foreseeable future. Our ability to pay dividends is also subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that a corporation's assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Our common stock does not have cumulative voting rights, which means that the holders of more than 50% of the voting shares voting for election of directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than 50% will not be able to elect any directors.

Our transfer agent is Pacific Stock Transfer Company, 500 East Warm Springs Drive, Las Vegas, Nevada 89119. Their phone number is (702) 361-3033.

INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

None

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes provide that a corporation's charter may include a provision limiting the liability of its directors or officers. Accordingly, to the extent permitted by Nevada law, our corporate charter provides that no director or officer shall be individually liable for the debts of the corporation or for monetary damages arising from the conduct of the corporation.

To the extent that indemnification may be available to our directors and officers for liabilities arising under the Securities Act of 1933, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable. If a claim for indemnification against such liabilities-other than our paying expenses incurred by one of our directors or officers in the successful defense of any action, suit or proceeding-is asserted by one of our directors or officers in connection with the securities being registered in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Act, and we will be governed by the final adjudication of such issue.

DESCRIPTION  OF  BUSINESS

OVERVIEW

The Company originally incorporated in the State of Nevada on December 9, 1998, under the name Var-Jazz Entertainment, Inc. Var-Jazz was organized to engage in the business of music production and sales. Var-Jazz did not succeed in the music business and the board of directors determined it was in the best interest of the Company to seek additional business opportunities. On March 8, 2001, Var-Jazz entered into an Agreement and Plan of Reorganization with Cal-Bay Controls, Inc. whereby Var-Jazz changed its name to Cal-Bay International, Inc. and acquired Cal-Bay Controls, Inc. as a wholly owned subsidiary in exchange for 17,112,000 shares of common stock.

Cal-Bay Controls, Inc. originally formed in 1976 as a sole proprietorship that was acquired by Robert J. Thompson in 1990. On February 22, 2001, Cal-Bay Controls incorporated in the state of Nevada and was subsequently acquired by Var-Jazz on March 8, 2001. On March 7, 2002, the SEC approved Cal-Bay International's Form 10-SB registration statement and in June of 2002, Cal-Bay received approval from the NASD to move from the Pink Sheets to the Over the Counter Bulletin Board (OTC BB) exchange where Cal-Bay currently trades under the symbol CBYI.

OUR  BUSINESS

Cal-Bay supplies analytical products, services and associated equipment through license and distribution agreements. Cal-Bay also targets new technologies and products for research and development, marketing and distribution.

Cal-Bay operates three divisions, the Representative/Distribution Division, the Systems Division and the New Products Division. Cal-Bay's operations are focused mainly in California and Nevada with a small percentage of sales made elsewhere in the United States. Cal-Bay does not currently have any international operations and does not intend to pursue an international market at this time, but expects to do so in the future.

REPRESENTATIVE/DISTRIBUTION  DIVISION

Cal-Bay's Representative and Distribution Division currently serves markets in California, Nevada and Hawaii. Cal-Bay represents and/or distributes products from many manufacturers of engineered products for the process control, environmental, safety and laboratory markets. The process control market involves instrumentation and equipment used to help manufacturing plants control or improve the operations of specific production or manufacturing processes within the plant. The environmental market supplies instrumentation and equipment used to measure or help reduce air and/or water pollution produced by industrial, utility or municipal facilities. The safety market primarily supplies instrumentation used by various industries to meet personnel safety requirements typically imposed by OSHA regulations. The laboratory market supplies equipment for research and development laboratories operated by private industries, universities and governmental research laboratories.

We have a signed contract/agreement with each of the companies we represent which grants Cal-Bay the rights to sell the assigned products/services within a defined sales territory (typically California, Nevada and Hawaii). In most cases these contracts are exclusive in the sense that no other sales representative is allowed to sell the products covered by the contract in the same sales area, however, there are a few contracts which are non-exclusive in the sense that there may be more than one authorized sales agents in a given sales area. Cal-Bay receives compensation for selling efforts in the form of commissions (typically 10-20% of the net sales price) on all sales of products within the specified sales territory.

     Within the designated sales territory, Cal-Bay serves the following markets:

     *  Environmental  market
     *  Industrial  Process  Markets
     *  Petroleum  Refineries
     *  Chemical  plants
     *  Pharmaceutical  and  Biotechnology
     *  Computer  related
     *  Paint  and  coating
     *  Printing
     *  Metal  processing
     *  Bulk  industrial  gases  and  specialty  gases
     *  Semiconductor
     *  Aerospace
     *  Plastics/Polymers
     *  Original  Equipment  Manufactures  (OEM's)

The environmental market is typically driven by local, state and national regulations promulgated by regulatory agencies, including: the South Coast Air Quality Management District (SCAQMD), California Air Resources Board (CARB) and the U.S. Environmental Protection Agency (EPA), which has both air and water protection departments.

During the 1980's and 1990's there were many new regulations, on the local and federal level, which required the installation of new analytical instrumentation and monitoring systems for both air and water pollution control. Cal-Bay has been very successful in selling analyzers for use in the environmental markets and we believe the market will continue to be strong in this area. During the late 1990's the number of new regulations declined, however, Cal-Bay expects new regulations to be implemented in several areas in the coming decade which should result in an increase in this market in the near future.

The safety market is also regulatory driven, usually by OSHA rules. Cal-Bay anticipates the safety market to remain fairly static in the near future.

The EPA and OSHA implement new regulations every year seeking to improve quality, safety and the environment. When new regulations are implemented, industry is required to comply with the regulations, often necessitating the purchase of new equipment and controls. While Cal-Bay cannot assure new regulations translate directly to additional sales for the Company, it is management's experience that increased regulations typically result in an increase of the Company's sales.

The process, industrial, quality control and laboratory markets are much less likely to be affected by regulatory concerns, however, these markets are more likely to be affected by changes in the economy. Sales to these markets are typically not regulatory driven but are driven by the need for improved production efficiency, reductions in cost, improvement in product quality, etc. New technology developments are often the driving force behind sales of new equipment into these markets as each company searches for a competitive advantage.

SYSTEMS  DIVISION

In addition to selling products and services as a representative/distributor, Cal-Bay produces a small number of operational systems that integrate a variety of products and components from numerous vendors. Notably, Cal-Bay is able to provide Continuous Emissions Monitoring Systems ("CEMS") to selected clients for regulatory compliance. These clients typically have unique requirements that cannot be addressed by one of the larger CEM integration companies. On CEMS projects, Cal-Bay will often act as the prime contractor with several sub-contractors who will be responsible for design, manufacture, test and/or installation and certification to meet the regulatory requirements. A typical CEM system will include sample probe, heated sample line, sample conditioning system to remove moisture and particulates, sample flow controller and distribution manifold, analyzer(s) for the gas species to be measured, a micro-processor based system controller, data-logger and/or data acquisition and reporting system, and calibration gases. Services may include installation supervision, start-up and training, certification to meet regulatory standards, maintenance contracts and regulatory permitting assistance.

The market for CEMS is entirely driven by local, state and national regulations promulgated by regulatory agencies, including the South Coast Air Quality Management District, California Air Resources Board and the U.S. Environmental Protection Agency.

We are interested in expanding our core business into new areas of business opportunity. Some potential methods of accomplishing this goal are to expand into new markets with existing products, develop and manufacture new products for sale into our existing markets and search for acquisition candidates.

NEW  PRODUCTS  DIVISION

Cal-Bay is currently exploring several opportunities to develop new products and/or technologies, as follows:

SPECTRA  UNLIMITED  -  PRODUCT  ACQUISITION/DEVELOPMENT

Cal-Bay is currently finalizing an asset purchase agreement to acquire the technology rights to several products developed by Spectra Unlimited, a recently dissolved company. The former partners in Spectra Unlimited own the rights to these products. Under the agreement, we will exchange $10,000 worth of common stock for the rights to the Spectra technology. We will then pay the former Spectra partners an annual 5% royalty on the net sales price of any Spectra products over five years. If we develop new products using the technology, we will pay royalties over ten years.

The  Spectra  products  include  the  following:

     - Infrared Spectrometer - This is a highly sensitive NDIR spectrometer designed for gas measurements in environmental or process control applications. It uses dual measurement channels and an energy-balancing circuit that allows the use of the same optical filters for sample and reference wavelengths.

     - Streaming Current Analyzer - this analyzer uses the proven thermoconductivity principle of analysis and is unique in that it can discriminate a single component of interest from a complex mixture of different components.

          Potential applications include: measurement of solids in a binary solution, selective measurement of a single gas in a complex mixture of gases for purity or quality control, various solvent ratios for process control, product quality measurements, etc.

     - Calorimeter - this analyzer is used to determine the energy or Btu value of gas fuel supplies.

     - Catalytic Scrubbers - A series of proprietary non-depleting catalytic scrubbers that can turn most active substances inert to improve sampling and analysis in difficult applications.

It is currently unknown what the market potential of these products are, or the amount of additional research and product development that will be required before taking these products to market. If the R&D of these products is successful it is anticipated that these products will be manufactured and sold either by a new subsidiary company to be established or by a company to be acquired by Cal-Bay that already has a manufacturing capability and sales organization.

PATTERN  RECOGNITION  TECHNOLOGY  -  PRODUCT  DEVELOPMENT

During the past several years Cal-Bay has evaluated several new types of analytical products using "pattern recognition technology". Pattern recognition is the art of separating and identifying complex chemical or electronic signatures from even more complex backgrounds.

Initially, Cal-Bay worked with an inventor who had developed a prototype pattern recognition device using neural net processing. Based upon limited marketing research, this new device had tremendous potential for use in a number of areas, but the inventor was unable or unwilling to perform the product development required to produce a commercially viable new product. Cal-Bay was unable to finalize a business relationship with the inventor, and as a result we began evaluating other products capable of performing similar measurements.

One of these other products and/or technologies which was evaluated by Cal-Bay was a new type of chemical sensor developed by a major university. Cal-Bay was approached by the technology transfer agent for this university to consider the possible further development and commercialization of this new sensor technology. After reviewing the technology, and performing initial market research studies and preparing cost estimates for the commercialization of this product, Cal-Bay determined that the development costs and time to market were not within our preferred guidelines and therefore we decided not to pursue this opportunity.

Cal-Bay is currently in discussions with another company that has developed an "electronic nose" analytical device using fast gas chromatography with a new proprietary detector. It is possible that Cal-Bay may become an investor in this company, and/or may become a sales agent for the product.

ANALYTICAL  SENSORS  -  PRODUCT  DEVELOPMENT

Cal-Bay has had preliminary discussions with the former owner of an analytical sensor company regarding the potential development of a new line of sensors. Based upon these initial discussions, we believe that a new line of sensors could be developed for use in a wide variety of analytical instrumentation. Initial development would be limited to specific sensors and markets with the greatest return on investment. We believe that the initial resources required for product research and development will be minimal. In return for funding the product R&D, providing manufacturing facilities and performing most of the sales and marketing functions, Cal-Bay will receive majority ownership of any new sensors developed.

FUTURE  PRODUCT  R&D

In addition to the product development plans referenced above, Cal-Bay will continually be searching for other new technology ideas that we may develop internally, partner with or acquire in the future.

One resource that Cal-Bay will utilize to aid in the search for new technologies is the services of "technology brokers" that specialize in identifying new technology and matching that technology with companies that are looking for new products to develop. Cal-Bay has recently used such a service to evaluate a new technology patented by the faculty of a public U.S. university that had reached the "proof of concept" stage and needed additional funding and resources to complete the development into a commercially viable product.

Each year there are many thousands of new patent applications filed, including many by universities or by small, private inventors who do not have the resources or facilities or inclination to complete the development of their new idea into a commercial product. Of these new patents, many are in areas of interest to Cal-Bay, including new sensor technology, new analytical methodologies, and new processes for environmental measurement and remediation. Cal-Bay will review new patents in these areas, and will select appropriate new technologies to target for possible acquisition for future development.

FUTURE  POTENTIAL  MERGERS  &  ACQUISITIONS  BY  CAL-BAY  INTERNATIONAL

Cal-Bay has identified a number of companies that would be good candidates for future mergers and/or acquisitions. Each of these companies has been selected based upon such criteria as profitability, existing management team, ownership desire for exit strategy, and synergy or compatibility with Cal-Bay's goals and plans. At this time, Cal-Bay's management is evaluating each of the candidates currently identified and we are actively searching for new candidates in order to determine the best growth strategy for the future. We anticipate that funds realized under our equity line with Dutchess will be used to acquire suitable target companies or technologies.

COMPETITION

Many companies who are analytical instrumentation manufacturers, representatives or distributors have substantially more financial and technological resources than us. They may be able to allocate more funds to researching, developing and manufacturing new technologies. These companies may succeed in developing products that are more effective or less costly than our products.

In addition, many of our competitors have greater name recognition, larger customer bases, broader distribution and more marketing resources than we do. They may be better at marketing and promoting their products even if their products are not technologically superior to ours. As a result, we may not be able to compete successfully against other producers and distributors of environmental and analytical instrumentation products.

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION  OR  PLAN  OF
OPERATION.

RESULTS OF OPERATIONS FOR THE PERIODS ENDED DECEMBER 31, 2002 AND DECEMBER 31, 2001

For the period ended December 31, 2002, Cal-Bay generated total revenues of $344,450 with cost of sales totaling $101,485 resulting in gross profit of $242,965. Our expenses were $954,331, mainly for professional fees of $785,595 which were paid in shares of common stock. Other expenses, such as telephone and utilities charges, property rent, and equipment rentals totaled $168,736. As a result, Cal-Bay realized a net loss after taxes of $713,766 during the year ended December 31, 2002.

For the period ended December 31, 2001, we generated revenues from sales and commission income totaling $396,150. Costs of sales were $69,195 resulting in gross profits of $326,955. The Company had expenses of $349,993 resulting in a net loss after taxes of $23,838. Expenses were due chiefly to salaries and wages, property rent, payroll taxes, and professional fees incurred during the reverse acquisition of Cal-Bay Controls.

THREE  MONTH  PERIODS  ENDED  MARCH  31,  2003  AND  2002

Cal-Bay generated $16,376 in commission income from our representative/distributor division, and product sales in the systems division of $0, for a total revenue of $16,376 for the three-month period ended March 31, 2003 with cost of sales of $0 for a gross profit of $16,376. These revenues compare with $84,001 in commission income and product sales revenues for the three-month period ended March 31, 2002 with cost of sales of $0 and gross profit of $84,001. Gross profit for the three-month period ended March 31, 2003 was $67,625 less than the same period ended in 2002. Cash provided by operating activities was ($266,869) for the three-month period ended March 31, 2003 compared to $2,797 for the same period ended in 2002.

The revenues generated for the three-month period ending March 31, 2003 were lower than the normal levels of revenues forecast for this period, primarily due to lowered commissions from a decrease in new orders during the later part of 2002, and the lack of any business from our systems division. Many projects that we had forecast for this time period have been delayed, and we have been told by many clients that capital spending budgets have been reduced or placed on hold until later in the year or until next year.

Operating expenses for the three months ended March 31, 2003 were $283,245 compared to $81,204 for the same period in 2002, which is a increase of $202,041. For the three month period ended March 31, 2003, Cal-Bay had a net loss of $266,869 compared to a net profit of $2,797 for the same period in 2002, which is an decrease in net income of $269,666. The majority of this increase in expenses and corresponding decrease in net income is a direct result of the issuance of 1,275,000 shares of common Cal-Bay stock registered on Form S-8, valued at $216,750, as consideration for certain existing and future professional and consulting expenses. For accounting purposes, the value of this stock is being taken as an expense in this period, although much of the professional and consulting services will be performed in the future, which should help to reduce expenses in the future.

LIQUIDITY  AND  CAPITAL  RESOURCES

As of March 31, 2003, Cal-Bay had total assets of $39,628 including cash on hand, loan receivables, prepaid rent, security deposits, and office furniture and equipment. Current liabilities total $31,357 in accrued expenses, accrued salaries and wages, and income taxes payable. Legal and accounting costs increased substantially in 2001, 2002 and early 2003 for the Company due to the public company reporting requirements imposed as a result of the Company's Form 10-SB registration statement, which was approved by the SEC in March, 2002.

Cal-Bay management does not anticipate any substantial new capital expenditures during the next twelve months, and does not plan to move to a new facility or to otherwise increase the overhead expense level in any way. Cal-Bay plans to continue the current operations of all divisions with the present management structure, financial and operational goals for the near term. Based upon the sales, expense and income results from the first quarter of 2003 and our projections for the remainder of the year, management believes we can maintain the current level of operations for the rest of the year without having to raise additional funds for operational purposes.

We believe we have sufficient cash and anticipated accounts receivables to meet our anticipated liquidity needs for the next twelve months. However, our capital requirements may increase dramatically if we identify other businesses for merger, acquisition or management opportunities. We have entered an equity line of credit agreement to provide up to $10,000,000 in additional capital if required for acquisitions and product development. If the line of credit is insufficient or if we are unable to draw credit on satisfactory terms, we may sell common stock, arrange debt financing or seek other avenues of raising capital.

DESCRIPTION  OF  PROPERTY

Cal-Bay currently leases a combined office/warehouse facility of approximately 2,328 square feet at 1582 Parkway Loop, Suite G, Tustin, CA 92780. The lease is paid on a monthly basis of $2,630.64 per month and expires on August 31, 2004. Our facility is located in a small mixed use, commercial/light industrial office park in Central Orange County, California. This facility consists of a reception area, three individual fully-enclosed offices, a conference room, a restroom, sales literature storage area, printer/fax/copier area, and a combined warehouse/system production/equipment test area. Management believes the currently leased space is adequate to meet Cal-Bay's needs for at least the term of the lease.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS.

On January 15, 2002 we loaned $6,000 to Charles Prebay, our Chief Financial Officer. There was no written loan agreement. The loan carried no interest and was payable on demand. Mr. Prebay repaid the loan on September 17, 2002.

Between January 15, 2002 and May 31, 2002, Cal-Bay made a series of loans to Mr. Robert Thompson, our Chief Executive Officer. The loans were issued as follows:

        DATE:                         AMOUNT:
        January 15, 2002              $6,500
        February 20, 2002             $6,000
        April 15, 2002                $2,000
        May 1, 2002                   $2,000
        May 31, 2002                  $5,000

        Total at December 31, 2002    $21,500

There are no formal written loan agreements on the above-listed notes. The notes do not carry interest and are payable on demand. The notes have not been repaid as of March 31, 2003.

We do not expect to have significant dealing with affiliates. However, if there are such dealings, the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS.

Our common stock is quoted on the Over the Counter Bulletin Board under the symbol CBYI. At March 31, 2003 we had approximately 67 shareholders holding 24,985,000 shares of common stock. Of the issued and outstanding common stock, approximately 7,687,800 are free trading and the balance are restricted stock and may only be sold pursuant to Rule 144. The following table shows the highs and lows of the closing bid and ask on the Company's stock since January 2, 2001 through the year ended December 31, 2002.


                              CLOSING BID        CLOSING ASK

2001                         HIGH     LOW       HIGH     LOW

Jan. 2 thru Mar. 13 . . . .   .61      .125      None     None
Mar. 14 thru Mar. 30
(After 3 for 1 split) . . .  1.30       .43        2.0      .65
June 1 thru June 30 . . . .  1.20       .30       1.60      .59
July 2 thru September 28. .  1.68      1.01       1.73     1.15
October 1 thru December 31.  1.21       .25       1.26      .50

2002

Jan 2 thru March 28 . . . .   .85       .35        .90      .40
April 1 thru June 28. . . .   .46      .215        .51      .23
July 1 thru September 30. .   .38       .20        .42      .23
October 1 thru December 31.  .275       .16        .30      .17

The above quotations, as provided by the National Quotation Bureau, LLC, represent prices between dealers and do not include retail markup, markdown or commission. In addition, these quotations do not represent actual transactions.

EXECUTIVE  COMPENSATION
Cal-Bay has no formal arrangements remunerating our officers and directors, except that they receive reimbursement for expenses, including travel expenses, made on our behalf. During the past two years, we have provided the following compensation to our executive officers under an informal agreement:


                           SUMMARY COMPENSATION TABLE

                                                              OTHER ANNUAL
NAME AND PRINCIPAL POSITION      YEAR  SALARY ($)  BONUS ($)  COMPENSATION
Robert J. Thompson. . . . . . .  2002      35,000        -0-           -0-
  President, Secretary and. . .  2001     126,039        -0-           -0-
  Director. . . . . . . . . . .  2000         -0-        -0-           -0-


Charles A. Prebay . . . . . . .  2002      32,000        -0-           -0-
  Vice President, Treasurer and  2001      62,937        -0-           -0-
  Director. . . . . . . . . . .  2000         -0-        -0-           -0-


Arthur E. Vargas. . . . . . . .  2002         -0-        -0-           -0-
  Former President. . . . . . .  2001         -0-        -0-      3,538 (1)
                                 2000         -0-        -0-           -0-

(1) In 2001 we gave Mr. Vargas, our president from inception until March 8, 2001, all right, title and interest of inventory and the production and distribution of compact discs featuring Nevada lounge acts, valued at $3,538 as compensation for past services.

FINANCIAL  STATEMENTS

The financial statements are attached to this registration statement beginning with the Index to Financial Statements on page 29.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

WHERE  TO  FIND  ADDITIONAL  INFORMATION

For further information on Cal-Bay International and the shares being offered, please refer to the registration statement and accompanying exhibits filed with the SEC on Form SB-2. In addition, you may wish to refer to our previous annual and quarterly reports and other SEC filings. These materials are accessible 24 hours a day through the SEC website at http://www.sec.gov. If you are in the
                                          ------------------
Washington DC area, you may examine and copy these materials at the SEC's public reference room located at 450 Fifth Street NW, Washington, DC 20549. You may also request copies by writing to the SEC and paying a duplicating fee. Please call the SEC at 800-SEC-0330 for further information on ordering copies of our reports or visiting the public reference room.



                                 CAL-BAY  INTERNATIONAL,  INC.
                                        And Subsidiary

                           AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                        FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
                                              AND
                          UNAUDITED CONSOLIDATED FINACIAL STATEMENTS
                           FOR THE THREE MONTHS ENDED MARCH 31, 2003



                                             INDEX
                                             -----

                                                                                         Page
                                                                                         -----
Independent Auditor's Report, . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30

Consolidated Balance Sheets, December 31, 2002. . . . . . . . . . . . . . . . . . . . .     31

Consolidated Statements of Operations, December 31, 2002. . . . . . . . . . . . . . . .     32

Consolidated Statements of Changes in Stockholders' Equity (Deficit), December 31, 2002     33

Consolidated Statements of Cash Flows, December 31, 2002. . . . . . . . . . . . . . . .     34

Notes to Consolidated Financial Statements, December 31, 2002 . . . . . . . . . . . . .  35-45


Unaudited Consolidated Balance Sheets, March 31, 2003 and 2002. . . . . . . . . . . . .     46

Unaudited Consolidated Statements of Operations
  for the Three Months Ended March 31, 2003, and 2002 . . . . . . . . . . . . . . . . .     47

Unaudited Consolidated Statement of Changes in Stockholders' Equity
  for the Period Ended March 31, 2003 . . . . . . . . . . . . . . . . . . . . . . . . .     48

Unaudited Consolidated Statements of Cash Flows
  for the Three Months Ended March 31, 2003, and 2002 . . . . . . . . . . . . . . . . .     49

Notes to the Unaudited Consolidated Financial Statements, March 31, 2003. . . . . . . .  50-59

                          INDEPENDENT AUDITOR'S REPORT



Board  of  Directors
CAL-BAY  INTERNATIONAL,  INC.


I have audited the accompanying consolidated balance sheets of Cal-Bay International, Inc. (A Nevada Corporation), and subsidiary, as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cal-Bay International, Inc. and subsidiary, as of December 31, 2002 and 2001, and the results of its operations, changes in stockholders' equity and cash flows for the periods then ended, in conformity with generally accepted accounting principles.



/s/ARGY  &  COMPANY
-----------------------


February  15,  2003
Fountain  Valley,  California



                           CAL-BAY INTERNATIONAL, INC.
                                 And Subsidiary
                           CONSOLIDATED BALANCE SHEETS
                                  December 31,

                                     ASSETS


                                                              2002       2001
                                                           ----------  ---------
Current Assets:

  Cash (Note 1c). . . . . . . . . . . . . . . . . . . . .  $  36,973   $ 25,602
  Prepaid Expenses. . . . . . . . . . . . . . . . . . . .     17,219        -0-
  Related Party Receivables (Note 4). . . . . . . . . . .     21,500        -0-
                                                           ----------  ---------

  TOTAL CURRENT ASSETS. . . . . . . . . . . . . . . . . .     75,692     25,602

Office Furniture and Equipment, at cost,
  net of accumulated depreciation of
  $6,209 and $4,079 respectively (Notes 1h & 2) . . . . .     18,359      5,100

Deposit (Note 1g) . . . . . . . . . . . . . . . . . . . .      2,770      2,491
                                                           ----------  ---------

  TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . .  $  96,821   $ 33,193
                                                           ==========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

  Accounts Payable & Accrued Expenses (Note 1i) . . . . .  $  15,288   $ 33,431
  Sales Tax Payable . . . . . . . . . . . . . . . . . . .        460      5,023
  Income Taxes Payable (Notes 1j & 6) . . . . . . . . . .        -0-        800
  Current Portion of Capital Lease Obligation (Note 9). .      2,572        -0-
                                                           ----------  ---------

  TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . .     18,320     39,254

Capital Lease Obligation, net of Current Portion (Note 9)     11,928        -0-

Commitments and Contingencies (Note 8). . . . . . . . . .      - - -      - - -

Stockholders' Equity:

  Common Stock, $.001 par value; 75,000,000 shares
    authorized; shares issued and outstanding
    23,710,000 and 21,390,000 (Notes 1b, 1k, 3 & 5) . . .     23,710   $ 21,390
  Additional Paid in Capital - (Discount on Stock). . . .    780,467     (3,613)
  Retained Deficit. . . . . . . . . . . . . . . . . . . .   (737,604)   (23,838)
                                                           ----------  ---------

    TOTAL STOCKHOLDERS' EQUITY (DEFICIT). . . . . . . . .     66,573     (6,061)
                                                           ----------  ---------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . .  $  96,821   $ 33,193
                                                           ==========  =========

   The accompanying notes are an integral part of these financial statements.



                           CAL-BAY INTERNATIONAL, INC.
                                 And Subsidiary
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                          2002          2001
                                                      ------------  ------------

REVENUES:

  Sales. . . . . . . . . . . . . . . . . . . . . . .  $   110,052   $    77,111
  Commission Income (Note 1e). . . . . . . . . . . .      228,498       319,039
  Other Income . . . . . . . . . . . . . . . . . . .        5,900           -0-
                                                      ------------  ------------

  TOTAL REVENUES . . . . . . . . . . . . . . . . . .      344,450       396,150

COST OF SALES:

  Purchases. . . . . . . . . . . . . . . . . . . . .      101,485        69,195
                                                      ------------  ------------

  GROSS PROFIT . . . . . . . . . . . . . . . . . . .      242,965       326,955

EXPENSES:

  Salaries and Wages . . . . . . . . . . . . . . . .       67,000       188,976
  Auto Expense . . . . . . . . . . . . . . . . . . .       14,573        14,270
  Depreciation Expense (Notes 1h & 2). . . . . . . .        2,130         1,262
  Equipment Rentals. . . . . . . . . . . . . . . . .        3,989         4,061
  Insurance. . . . . . . . . . . . . . . . . . . . .       12,480         7,763
  Telephones & Utilities . . . . . . . . . . . . . .        5,482         5,428
  Property Rent (Note 8) . . . . . . . . . . . . . .       33,212        23,979
  Office Expenses & Miscellaneous. . . . . . . . . .        5,943         4,606
  Organizational Costs (Note 1h) . . . . . . . . . .          -0-         1,554
  Outside Services . . . . . . . . . . . . . . . . .       12,649        12,409
  Payroll Taxes. . . . . . . . . . . . . . . . . . .        5,728        19,906
  Professional Fees. . . . . . . . . . . . . . . . .      785,595        59,860
  Travel and Entertainment . . . . . . . . . . . . .        5,550         5,919
                                                      ------------  ------------

  TOTAL EXPENDITURES . . . . . . . . . . . . . . . .      954,331       349,993
                                                      ------------  ------------

  NET LOSS BEFORE TAXES. . . . . . . . . . . . . . .     (711,366)      (23,038)

  TAXES ON INCOME (Note 1j & 6). . . . . . . . . . .        2,400           800
                                                      ------------  ------------

  NET LOSS AFTER TAXES . . . . . . . . . . . . . . .  $  (713,766)  $   (23,838)
                                                      ============  ============

Basic and Fully Diluted Earnings Per Share (Note 1l)  $      (.03)  $       .00
                                                      ============  ============

Weighted Average Shares Outstanding (Note 1l). . . .   22,162,205    21,198,038
                                                      ============  ============

   The accompanying notes are an integral part of these financial statements.



                                     CAL-BAY INTERNATIONAL, INC.
                                         And Subsidiary
                     CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                            For The Years Ended December 31, 2002 And 2001


                                                                  Additional
                                                                  Paid-in
                                            Common  Stock          Capital                   Total
                                        Number  of  ($0.001 Par)  (Discount    Retained    Stockholders'
                                          Shares      $Amount     on Stock)    Deficit      Equity
                                        ----------  ------------  ----------  ----------  ----------

Balance at inception
  (February 22, 2001). . . . . . . . .  17,112,000  $17,112       $  (7,738)  $     -0-   $   9,374

  Recapitalization for Reverse
    Acquisition on March 8, 2001         4,278,000    4,278           4,125         ---       8,403

  Net Loss December 31, 2001                   ---      ---             ---     (23,838)    (23,838)
                                        ----------  -------       ----------  ----------  ----------

Balance at December 31, 2001 . . . . .  21,390,000   21,390          (3,613)    (23,838)     (6,061)

Issuance of Common Stock for Services    2,320,000    2,320         784,080         ---     786,400

  Net Loss December 31, 2002                   ---      ---             ---    (713,766)   (713,766)
                                        ----------  -------       ----------  ----------  ----------


Balance at December 31, 2002 . . . . .  23,710,000  $23,710       $ 780,467   $(737,604)  $  66,573
                                        ==========  =======       ==========  ==========  ==========

   The accompanying notes are an integral part of these financial statements.


                             CAL-BAY  INTERNATIONAL,  INC.
                                    And Subsidiary
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                           For The Years Ended December 31,


                                                                    2002       2001

Cash Flows From Operating Activities:
  Loss from Operations. . . . . . . . . . . . . . . . . . . . .  $(713,766)  $(23,838)
  Adjustments to reconcile net income to net cash provided
    by operating activities:

    Depreciation (Note 1h & 2). . . . . . . . . . . . . . . . .      2,130      1,262
    Common stock issued for services. . . . . . . . . . . . . .    786,400        -0-
    (Increase) Decrease in Prepaid Expenses . . . . . . . . . .    (17,497)     2,275
    (Decrease) Increase in Accounts Payable & Accrued Expenses.    (18,144)    38,335
    (Decrease) Increase in Sales Tax Payable. . . . . . . . . .     (4,563)     5,023
    (Decrease) Increase in Income Taxes Payable . . . . . . . .       (800)       800
                                                                 ----------  ---------

  Total adjustments to net income . . . . . . . . . . . . . . .    747,526     47,695
                                                                 ----------  ---------

  Total Cash Provided by Operating Activities . . . . . . . . .     33,760     23,857

Cash Flows From Investing Activities:
    Purchase of Fixed Asset . . . . . . . . . . . . . . . . . .       (889)    (2,679)
    Loans to Related Party. . . . . . . . . . . . . . . . . . .    (21,500)       -0-
    Reverse acquisition of Cal-Bay International, Inc.
      (net of cash acquired). . . . . . . . . . . . . . . . . .        -0-      3,499
                                                                 ----------  ---------

  Total Cash (Used) Provided by Investing Activities. . . . . .    (22,389)       820
                                                                 ----------  ---------

Net Increase In Cash. . . . . . . . . . . . . . . . . . . . . .     11,371     24,677

Cash, beginning of period . . . . . . . . . . . . . . . . . . .     25,602        925
                                                                 ----------  ---------

Cash, end of period . . . . . . . . . . . . . . . . . . . . . .  $  36,973   $ 25,602
                                                                 ==========  =========

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the year for:
    Interest. . . . . . . . . . . . . . . . . . . . . . . . . .  $     -0-   $    -0-
    Income taxes (Note 1j). . . . . . . . . . . . . . . . . . .      3,200        -0-
                                                                 ----------  ---------

    Total . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   3,200   $    -0-
                                                                 ==========  =========

     Acquisition Note: In connection with the reverse acquisition of Cal-Bay International, Inc. by Cal-Bay Controls, Inc., the Company acquired assets with a fair value of $8,442 (including cash of $4,904) and assumed liabilities of $39. See also Note 3.

     Supplemental  disclosure  of  non-cash  activities:

     In August and November of 2002, the Company issued 2,320,000 shares of common stock as consideration for certain professional and consulting expenses.

    The accompanying notes are an integral part of the financial statements.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 And 2001


(1)  Summary  of  Significant  Accounting  Policies

     (a)  Nature  of  Business

          Cal-Bay International, Inc. and subsidiary ("The Company"), was originally organized as Var-Jazz Entertainment, Inc., under the laws of the State of Nevada, on December 8, 1998. On March 8, 2001, Var-Jazz Entertainment, Inc. acquired 100% of the outstanding common shares of Cal-Bay Controls, Inc., which has been accounted for as a reverse acquisition. Subsequent to this acquisition, Var-Jazz Entertainment, Inc. changed its name to Cal-Bay International, Inc. The Company does not currently have any international operations but expects to in the future. See also Note 3.

          Cal-Bay Controls, Inc. (CBC) was originally a sole proprietorship, being operated since 1990 under the name Cal-Bay Controls, in Tustin, California, by its owner Robert Thompson. CBC, which represents the only operating entity of the Company, is a manufacturer's representative and distribution firm, serving California, Nevada and Hawaii in process, environmental, safety and laboratory markets. On February 22, 2001, CBC was incorporated under the name Cal-Bay Controls, Inc.

          CBC supplies analytical products, services and associated equipment through license distribution agreements, and receives compensation for its selling efforts in the form of commissions, typically 10-20% of the net sales price, on all sales of products within the specified sales territory.

     (b)  Capitalization

          Var-Jazz Entertainment, Inc. was initially capitalized in December, 1998 by the issuance of 1,500,000 shares of its common stock, at $0.004 per share, totaling $6,000. In June, 1999 the Company circulated a self written confidential offering memorandum, resulting in the issuance of an additional 2,778,000 common shares, for a total of $46,300, less offering costs of $8,415.

          On March 8, 2001, Cal-Bay International, Inc. (formerly Var-Jazz Entertainment, Inc.) acquired all of the issued and outstanding common stock of CBC in exchange for 17,112,000 shares of its common stock. The shares issued in the acquisition resulted in the owners of CBC having operating control of Cal-Bay International, Inc. immediately following the acquisition. Therefore, for financial reporting purposes, CBC is deemed to have acquired Cal-Bay International, Inc. in a reverse acquisition accompanied by a recapitalization.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 And 2001

(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (b)  Capitalization  (continued)

          The surviving entity reflects the assets and liabilities of Cal-Bay International, Inc. and CBC at their historical book values and the historical operations of the Company are those of CBC. The issued common stock is that of Cal-Bay International, Inc. and the retained earnings is that of CBC.

          Immediately subsequent to this acquisition, the Company increased its authorized common stock from 25,000,000 to 75,000,000 and initiated a forward 3 for 1 stock split, resulting in 21,390,000 total outstanding common shares. See also Note 3.

          On August 29, 2002, the Company filed a Form S-8 Registration Statement with the Securities and Exchange Commission and issued 2,240,000 common shares in payment for professional and consulting services. On November 15, 2002, the Company issued 80,000 common shares in payment for professional services.

     (c)  Cash  and  Cash  Equivalents

          For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2002.

     (d)  Principles  of  Consolidation  and  Basis  of  Accounting

          The accompanying consolidated financial statements include the accounts of Cal-Bay International, Inc. and of its wholly owned subsidiary, CBC. All material inter-company transactions and accounts have been eliminated in consolidation. The Company has no continuing operating activities other than that of CBC.

     (e)  Revenue  Recognition

          The Company recognizes commission income in accordance with SAB 101 - Topic 13.A.3. The nature of each of CBC's manufacturer's representation agreements requires that the products be shipped from the manufacturer to the customer, and that either a significant period of time elapse thereafter or that the manufacturer must receive payment from the customer before payments are ultimately made to CBC for orders submitted. The determination as to exactly when the terms specified in the sales arrangements are substantially completed or fulfilled by the manufacturer and have been accepted by the customer and the ultimate collectibility of the commission can only be reasonably assured when the payments are ultimately received by the Company. Commission expense is recorded when the commission income that it is related to is recognized.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 And 2001

(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (e)  Revenue  Recognition  (continued)

          The Company recognizes sales revenue in the Systems and New Products divisions on the date of delivery of goods to the customer in accordance with SAB 101.

     (f)  Loan  Receivable  From  Related  Parties

          The balance of related party loan receivable is with the majority stockholder, is interest free and is due and payable as of December 31, 2002.

     (g)  Deposits

          This balance consists of a security deposit on the Company's leased premises.

     (h)  Property  and  Equipment  and  Organizational  Expenditures

          Office furniture and equipment is stated at cost and is depreciated using the straight line method over their estimated useful lives, currently five years. Organizational expenditures for the Company were paid as completed, totaling $1,554, as of December 31, 2001, and have been expensed as incurred in accordance with SOP 98-5. Betterment's and improvements are capitalized and depreciated over their estimated useful lives, while repairs and maintenance costs are expensed when incurred.


     (i)  Accounts  Payable  an  Accrued  Expenses

          The balance consists primarily of unpaid operating expenditures and contractual obligations due currently.

     (j)  Income  Taxes

          The Company has applied the Financial Accounting Standards Board Statement 109, Accounting for Income Taxes (SFAS 109), to all operations since inception, for all periods disclosed in this financial examination, and all other disclosures of information for periods prior to acquisitions of the operating subsidiary, CBC.

          SFAS 109 "Accounting for Income Taxes" requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted laws.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 And 2001

(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (j)  Income  Taxes  (continued)

          Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period, plus or minus the change during the period, in deferred tax assets and liabilities. The Company, exclusive of the operations of its wholly owned subsidiary CBC, has experienced operating losses during its period of existence. These losses occurred in a business activity unrelated to that of CBC and the Company does not have any current plans to re-enter that market. Future profitability of current and unrelated business activities cannot be assured, resulting in the recordation of reserves for the valuation allowance of the entire amount of the determined deferred tax assets (See also Note 6).

     (k)  Transactions  in  Capital  Stock

          All securities issued by the Company and CBC have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, transferred, pledged or hypothecated, in the absence of a registration statement in effect with respect to the securities under such act, or an opinion of counsel or other evidence satisfactory to the Company that such registration is not required, or unless sold pursuant to Rule 144 under such act. The Company's free trading stock is currently involved in limited trading on the Over the Counter Bulletin Board under the symbol CBYI. The trading price at December 31, 2002, was $0.16. See also Notes 3 and 5.

     (l)  Earnings  Per  Share

          In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). SFAS 128 specifies the computation, presentation, and disclosure requirements of earnings per share and supersedes Accounting Principles Board Opinion 15, "Earnings Per Share". SFAS 128 requires dual presentation of basic and, where applicable, diluted earnings per share. Basic earnings per share, which excludes the impact of common stock equivalents, replaces primary earnings per share. Diluted earnings per share which utilizes the average market price per share or ending market price per share when applying the treasury stock method in determining common stock equivalents, replaces fully diluted earnings per share.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 And 2001

(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (l)  Earnings  Per  Share  (continued)

          SFAS 128 is effective for the Company in all years since inception. However, there were no common stock equivalents during the any of these periods and, therefore, there is no effect on the earnings per share presented for any of these periods, due to the Company's adoption of SFAS 128. Basic earnings per share have been computed using the weighted average number of common shares outstanding.

     (m)  Recently  Issued  Accounting  Pronouncements

          In June 2001, the Financial Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." This statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interest method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Company does not expect adoption of SFAS No. 141 to have a material impact, if any, on its financial position or results of operations.


          In June 2001, the ("FASB") issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. This statement is not applicable to the Company.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 And 2001

(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (m)  Recently  Issued  Accounting  Pronouncements  -  (continued)

          In June 2001, the ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to the Company.


          In August 2001, the ("FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of long-lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequent Occurring Events and Transactions," for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.


          In April 2002, the ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded, as it is no longer necessary. SFAS no. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company does not expect adoption of SFAS No. 145 to have a material impact, if any, on its financial position or results of operations.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 And 2001

(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (m)  Recently  Issued  Accounting  Pronouncements  -  (continued)

          In June 2002, the ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.


          In December 2002, the ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends FASB Statement No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not expect adoption of SFAS No. 148 to have a material impact, if any, on its financial position or results of operations.


(2)  Office  Furniture  and  Equipment

     A  summary  of  property  and  equipment  is  as  follows:



                                  2002      2001
                                --------  --------

Office Furniture &
  Computer Equipment . . . . .  $24,568   $ 9,179
Less: Accumulated Depreciation   (6,209)   (4,079)
                                --------  --------
  Net Furniture and Equipment.  $18,359   $ 5,100
                                ========  ========

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 And 2001


(3)  Acquisition  of  Cal-Bay  Controls,  Inc.

     As previously discussed in Note 1b, Cal-Bay International, Inc. (formerly Var-Jazz Entertainment, Inc.) acquired all of the issued and outstanding common stock of CBC in exchange for 17,112,000 shares of its common stock. The transaction has been accounted for as a reverse acquisition, in accordance with the terms of Accounting Principles Board Opinion No. 16, paragraph 70 and SAB Topic 2A. Since Cal-Bay International, Inc. was a non-operating public shell company with minimal assets, the transaction has been treated as a capital transaction in substance, with no goodwill or intangible being recorded, and no pro forma financial information being presented.

     The  following  is  a  summary  of  the  financial  position of the Cal-Bay
     International, Inc. (CBYI) and CBC, without the consolidating and eliminating adjustments at:



                                   December  31,  2002
                             -------------------------------

                              CBYI       CBC       Combined
                             -------  ----------  ----------
Current assets. . . . . . .  $   -0-  $  75,692   $  75,692
Property and equipment, net      -0-     18,359      18,359
Other assets. . . . . . . .      -0-      2,770       2,770

                             -------  ----------  ----------
     . . . . . . . . . . .   $   -0-  $  96,821   $  96,821
                             =======  ==========  ==========

Current liabilities . . . .  $   -0-  $  18,320   $   18,320
Long term liability . . . .              11,928       11,928
Stockholders' equity. . . .      -0-     66,573       66,573

                             -------  ----------  ----------
     . . . . . . . . . . .   $   -0-  $  96,821   $   96,821
                             =======  ==========  ==========


                                   December  31,  2001
                             -------------------------------

                              CBYI       CBC       Combined
                             -------  ----------  ----------

Current assets. . . . . . .  $   -0-  $  25,602   $  25,602
Property and equipment, net      -0-      5,100       5,100
Other assets. . . . . . . .      -0-      2,491       2,491

                             -------  ----------  ----------
     . . . . . . . . . . .   $    -0-  $  33,193   $  33,193
                             =======  ==========  ==========

Current liabilities . . . .  $   -0-   $  39,254  $   39,254
Stockholders' equity. . . .      -0-     (6,061)     (6,061)

                             -------  ----------  ----------
     . . . . . . . . . . .       -0-  $  33,193   $   33,193
                             =======  ==========  ==========

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 And 2001

(4)  Related  Party  Transactions  &  Significant  Customers/Suppliers


     A majority of CBC's commission income is derived from two unrelated manufacturing companies that it represents. The commission income from these two significant customers was $44,191 and $114,431, respectively, for the period ended December 31, 2002 (see also Note 7).

     The Company has advanced the majority stockholder a total of $21,500, which is included in the accompanying financial statements as related party receivable. The advance is interest free and is due and payable as of December 31, 2002.


(5)  Certain  Beneficial  Owners  and  Management

     The following is a list of the officers and directors of the Company, along with all other shareholders owning over 1 million shares of the Company's shares as of:


                                               December  31,  2002
                                         -------------------------------

Shareholder/Position/Title                 Shares Held       Ownership
---------------------------------------  -----------------  -------------

  Robert Thompson - President & CEO          11,306,653          47.7%
  Charles Prebay- Vice Presient & CFO         1,608,400            6.8
  Chris Walker                                1,059,000            4.5
  Cede  &  Co. - Investor                     7,868,650           33.2
  All  Other  Investors                       1,867,297            7.8
                                         -----------------  -------------
Total shares issued & outstanding            23,710,000         100.0%
                                         =================  =============


                                               December  31,  2001
                                         -------------------------------

Shareholder/Position/Title                 Shares Held       Ownership
---------------------------------------  -----------------  -------------

  Robert Thompson - President & CEO          12,026,953          56.2%
  Charles Prebay- Vice President & CFO        2,000,000            9.4
  Chris Walker                                1,059,000            5.0
  Cede  &  Co. - Investor                     1,188,000            5.5
  All  Other  Investors                       5,116,047           23.9
                                         -----------------  -------------
Total shares issued & outstanding            21,390,000         100.0%
                                         =================  =============

Robert Thompson, President and CEO was compensated $35,000 during the year 2002 and $126,039 during the year 2001.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 And 2001


(6)  Income  Taxes

     As of December 31, 2002, the Company had provided taxes on consolidated income for Federal and State income taxes, estimated at $1,600.

     At December 31, 2002deferred taxes consisted of a net tax assets (benefits) of approximately $343,000, due to operating loss carryforwards of the Company totaling $771,679 which were fully offset by equal valuation allowances since there is no assurance of recovery. The net operating loss carryforwards will expire beginning in 2013.

(7)  Off  Balance  Sheet  Risk

     The Company could be affected by the inability to establish a market for their shares of stock. Additionally, since the date of incorporation, the short-term sales revenue for the Company has come primarily from two principal accounts, which is due to the fact that the markets for the products from these accounts have been very active recently. Over the long-term, management expects the markets for these products and accounts to diversify. Also, these principals are not the only suppliers for these products and management has other sources for identical products if it becomes necessary to find other suppliers.


(8)  Commitments  and  Contingencies

     CBC leases an office/warehouse facility in Tustin, California which expires in August 31, 2004. The future minimum annual aggregate rental payments required for the remaining non-cancelable lease term in excess of one year are as follows:

     Period  Ended  December  31,

     2003              $     32,126
     2004                    22,163
     Thereafter                   0
                       ------------
     Total             $     54,289
                       ============

The Company was not involved in any litigation as of the date of this examination.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 And 2001


(9)  Leases

     The Company lease certain office equipment that is accounted for as a capital lease and capitalized using interest rates appropriate at the inception of the lease.

     The future minimum commitments under this lease arrangement at December 31, 2002 are as follows:

     Period  Ended  December  31,


2003. . . . . . . . . .  $ 2,572
2004. . . . . . . . . .    2,634
2005. . . . . . . . . .    2,910
2006. . . . . . . . . .    3,214
  Thereafter. . . . . .    3,170
                         -------

Net minimum commitments   14,500

  Less current portion.    2,572
                         -------

  Long-term commitments  $11,928
                         =======



                          CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                    CONSOLIDATED BALANCE SHEETS (unaudited)
                              March 31, 2003 & 2002

                                     ASSETS

                                                               2003        2002
                                                           ------------  ---------
Current Assets:

  Cash (Note 1c). . . . . . . . . . . . . . . . . . . . .  $     8,244   $  7,676
  Prepaid Expenses. . . . . . . . . . . . . . . . . . . .        9,884        -0-
  Related Party Receivables (Note 4). . . . . . . . . . .       21,500     18,500
                                                           ------------  ---------

  TOTAL CURRENT ASSETS. . . . . . . . . . . . . . . . . .       39,628     26,176

Office Furniture and Equipment, at cost,
  net of accumulated depreciation of
  $7,437 and $4,538 respectively (Notes 1h & 2) . . . . .       17,131      4,641

Deposit (Note 1g) . . . . . . . . . . . . . . . . . . . .        2,770      2,491
                                                           ------------  ---------

  TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . .  $    59,529   $ 33,308
                                                           ============  =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

  Accounts Payable & Accrued Expenses (Note 1i) . . . . .  $    27,737   $ 34,972
  Income Taxes Payable (Notes 1j & 6) . . . . . . . . . .        1,600      1,600
  Current Portion of Capital Lease Obligation (Note 9). .        2,020        -0-
                                                           ------------  ---------

  TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . .       31,357     36,572

Capital Lease Obligation, net of Current Portion (Note 9)       11,718        -0-

Commitments and Contingencies (Note 8). . . . . . . . . .        - - -      - - -

Stockholders' Equity:

  Common Stock, $.001 par value; 75,000,000 shares
    authorized; shares issued and outstanding
    24,985,000 and 21,390,000 (Notes 1b, 1k, 3 & 5) . . .       24,985   $ 21,390
  Additional Paid in Capital - (Discount on Stock). . . .      995,942     (3,613)
  Retained Deficit. . . . . . . . . . . . . . . . . . . .   (1,004,473)   (21,041)
                                                           ------------  ---------

    TOTAL STOCKHOLDERS' EQUITY (DEFICIT). . . . . . . . .       16,454     (3,264)
                                                           ------------  ---------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY. . . . . . .  $    59,529   $ 33,308
                                                           ============  =========

                See notes to consolidated financial statements.




           CAL-BAY INTERNATIONAL, INC. AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF OPERATIONS
        For the Three Months Ended March 31, 2003 & 2002


                                   Three  Months  Ended
                                        March  31
                                -------------------------
                                    2003         2002
                                ------------  -----------
                                (unaudited)   (unaudited)
  Revenues . . . . . . . . . .  $    16,376   $    84,001

  Cost of Sales. . . . . . . .          -0-           -0-
                                ------------  -----------


  Gross profit . . . . . . . .       16,376        84,001

  Operating expenses . . . . .      283,245        81,204
                                ------------  -----------


  Net (loss) income. . . . . .  $  (266,869)  $     2,797
                                ------------  -----------


  Net income
          Per share:
            Basic & Diluted. .  $     (0.01)  $      0.00

  Weighted average
          Shares outstanding:
            Basic & Diluted. .   24,857,501    21,390,000

                 See notes to consolidated financial statements.



                                               CAL-BAY  INTERNATIONAL,  INC.
                                                        AND SUBSIDIARY
                                  CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                                         (unaudited)
                                             For the Period Ended March 31, 2003


                                                                  Additional
                                                                  Paid-in
                                            Common  Stock         Capital
                                        Number of   ($0.001 Par)  (Discount    Retained       Stockholders'
                                          Shares    $Amount  on   Stock)       Deficit        Equity
                                        ----------  -----------  ------------  -------------  ------------

Balance at inception
  (February 22, 2001). . . . . . . . .  17,112,000  $17,112       $  (7,738)    $      -0-    $     9,374

  Recapitalization for Reverse
    Acquisition on March 8, 2001         4,278,000    4,278           4,125            ---         8,403


  Net (Loss) December 31, 2001                 ---      ---             ---        (23,838)      (23,838)
                                        ----------  -----------  ------------  -------------  ------------

Balance at December 31, 2001 . . . . .  21,390,000   21,390         (3,613)        (23,838)       (6,061)

Issuance of Common Stock for Services    2,320,000    2,320         784,080            ---       786,400

  Net Loss December 31, 2002                  ---      ---             ---        (713,766)     (713,766)
                                        ----------  -----------  ------------  -------------  ------------

 Balance at December 31, 2002. . . . .  23,710,000   23,710         780,467       (737,604)       66,573

Issuance of Common Stock for Services    1,275,000    1,275         215,475           ---        216,750

  Net (Loss) March 31, 2003                   ---       ---            ---        (266,869)     (266,869)
                                        ----------  -----------  ------------  -------------  ------------

Balance at March 31, 2003. . . . . . .  24,985,000  $24,985       $ 995,942    $(1,004,473)      $ 16,454
                                        ==========  ===========  ============  =============  =============

                 See notes to consolidated financial statements.



         CAL-BAY  INTERNATIONAL,  INC.  AND  SUBSIDIARY
            CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
    For  the  Three  Months  Ended  March  31,  2003  &  2002


                                        Three  Months  Ended
                                             March  31
                                      --------------------------
                                         2003           2002
                                      ------------  ------------
                                      (unaudited)   (unaudited)
CASH FLOWS FROM
  OPERATING ACTIVITIES:

Net (loss) income. . . . . . . . . .  $  (266,869)  $     2,797
                                      ------------  ------------
Adjustments to reconcile net
  Income (loss) to net cash
  Provided by operating activities
Depreciation . . . . . . . . . . . .        1,228           459
Common stock issued for services . .      216,750           -0-
Net (Decrease)
  To current assets &
  Current liabilities. . . . . . . .       20,162       (21,182)
                                      ------------  ------------

Total adjustments. . . . . . . . . .      238,144       (20,723)
                                      ------------  ------------

Net cash (used) by
  Operating activities . . . . . . .      (28,729)      (17,926)
                                      ------------  ------------


Net (decrease) increase. . . . . . .      (28,729)      (17,926)
  In Cash

Cash & equivalents,
  Beginning of period. . . . . . . .       36,973        25,602
                                      ------------  ------------

Cash & equivalents,
  End of period. . . . . . . . . . .  $     8,244   $     7,676
                                      ============  ============

Supplemental cash flow information:
Cash paid for interest . . . . . . .  $       -0-   $       -0-
                                      ============  ============
Cash paid for taxes. . . . . . . . .  $       -0-   $       -0-
                                      ============  ============

Supplemental  disclosure  of  non-cash  activities:

In January of 2003, the Company issued 1,275,000 shares of common stock as consideration for certain professional and consulting expenses.




                 See notes to consolidated financial statements

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2003 (unaudited)


(1)  Summary  of  Significant  Accounting  Policies

     (a)  Nature  of  Business

          Cal-Bay International, Inc. and subsidiary ("The Company"), was originally organized as Var-Jazz Entertainment, Inc., under the laws of the State of Nevada, on December 8, 1998. On March 8, 2001, Var-Jazz Entertainment, Inc. acquired 100% of the outstanding common shares of Cal-Bay Controls, Inc., which has been accounted for as a reverse acquisition. Subsequent to this acquisition, Var-Jazz Entertainment, Inc. changed its name to Cal-Bay International, Inc. The Company does not currently have any international operations but expects to in the future. See also Note 3. Cal-Bay Controls, Inc.
          (CBC) was originally a sole proprietorship, being operated since 1990 under the name Cal-Bay Controls, in Tustin, California, by its owner Robert Thompson. CBC, which represents the only operating entity of the Company, is a manufacturer's representative and distribution firm, serving California, Nevada and Hawaii in process, environmental, safety and laboratory markets. On February 22, 2001, CBC was incorporated under the name Cal-Bay Controls, Inc.

          CBC supplies analytical products, services and associated equipment through license distribution agreements, and receives compensation for its selling efforts in the form of commissions, typically 10-20% of the net sales price, on all sales of products within the specified sales territory.

     (b)  Capitalization

          Var-Jazz Entertainment, Inc. was initially capitalized in December, 1998 by the issuance of 1,500,000 shares of its common stock, at $0.004 per share, totaling $6,000. In June, 1999 the Company circulated a self written confidential offering memorandum, resulting in the issuance of an additional 2,778,000 common shares, for a total of $46,300, less offering costs of $8,415.

          On March 8, 2001, Cal-Bay International, Inc. (formerly Var-Jazz Entertainment, Inc.) acquired all of the issued and outstanding common stock of CBC in exchange for 17,112,000 shares of its common stock. The shares issued in the acquisition resulted in the owners of CBC having operating control of Cal-Bay International, Inc. immediately following the acquisition. Therefore, for financial reporting purposes, CBC is deemed to have acquired Cal-Bay International, Inc. in a reverse acquisition accompanied by a recapitalization.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2003 (unaudited)

(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (b)  Capitalization  (continued)

          The surviving entity reflects the assets and liabilities of Cal-Bay International, Inc. and CBC at their historical book values and the historical operations of the Company are those of CBC. The issued common stock is that of Cal-Bay International, Inc. and the retained earnings is that of CBC.

          Immediately subsequent to this acquisition, the Company increased its authorized common stock from 25,000,000 to 75,000,000 and initiated a forward 3 for 1 stock split, resulting in 21,390,000 total outstanding common shares. See also Note 3.

          On August 29, 2002, the Company filed a Form S-8 Registration Statement with the Securities and Exchange Commission and issued 2,240,000 common shares in payment for professional and consulting services. On November 15, 2002, the Company issued 80,000 common shares in payment for professional services.

          On January 9, 2003, the Company filed a Form S-8 Registration Statement with the Securities and Exchange Commission and issued 1,275,000 common shares in payment for professional and consulting services.

     (c)  Cash  and  Cash  Equivalents

          For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents. There were no cash equivalents as of March 31, 2003.

     (d)  Principles  of  Consolidation  and  Basis  of  Accounting

          The accompanying consolidated financial statements include the accounts of Cal-Bay International, Inc. and of its wholly owned subsidiary, CBC. All material inter-company transactions and accounts have been eliminated in consolidation. The Company has no continuing operating activities other than that of CBC.

     (e)  Revenue  Recognition

          The Company recognizes commission income in accordance with SAB 101 - Topic 13.A.3. The nature of each of CBC's manufacturer's representation agreements requires that the products be shipped from the manufacturer to the customer, and that either a significant period of time elapse thereafter or that the manufacturer must receive payment from the customer before payments are ultimately made to CBC for orders submitted. The determination as to exactly when the terms specified in the sales arrangements are substantially completed or fulfilled by the manufacturer and have been accepted by the customer and the ultimate collectibility of the commission can only be reasonably assured when the payments are ultimately received by the Company. Commission expense is recorded when the commission income that it is related to is recognized.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2003 (unaudited)


(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (e)  Revenue  Recognition  (continued)

          The Company recognizes sales revenue in the Systems and New Products divisions on the date of delivery of goods to the customer in accordance with SAB 101.

     (f)  Loan  Receivable  From  Related  Parties

          The balance of related party loan receivable is with the majority stockholder, is interest free and is due and payable as of March 31, 2003.

     (g)  Deposits

          This balance consists of a security deposit on the Company's leased premises.

     (h)  Property  and  Equipment  and  Organizational  Expenditures

          Office furniture and equipment is stated at cost and is depreciated using the straight line method over their estimated useful lives, currently five years. Organizational expenditures for the Company were paid as completed, totaling $1,554, as of December 31, 2001, and have been expensed as incurred in accordance with SOP 98-5. Betterment's and improvements are capitalized and depreciated over their estimated useful lives, while repairs and maintenance costs are expensed when incurred.


     (i)  Accounts  Payable  an  Accrued  Expenses

          The balance consists primarily of unpaid operating expenditures and contractual obligations due currently.

     (j)  Income  Taxes

          The Company has applied the Financial Accounting Standards Board Statement 109, Accounting for Income Taxes (SFAS 109), to all operations since inception, for all periods disclosed in this financial examination, and all other disclosures of information for periods prior to acquisitions of the operating subsidiary, CBC.

          SFAS 109 "Accounting for Income Taxes" requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted laws.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2003 (unaudited)


(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (j)  Income  Taxes  (continued)

          Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period, plus or minus the change during the period, in deferred tax assets and liabilities. The Company, exclusive of the operations of its wholly owned subsidiary CBC, has experienced operating losses during its period of existence. These losses occurred in a business activity unrelated to that of CBC and the Company does not have any current plans to re-enter that market. Future profitability of current and unrelated business activities cannot be assured, resulting in the recordation of reserves for the valuation allowance of the entire amount of the determined deferred tax assets (See also Note 6).

     (k)  Transactions  in  Capital  Stock

          All securities issued by the Company and CBC have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, transferred, pledged or hypothecated, in the absence of a registration statement in effect with respect to the securities under such act, or an opinion of counsel or other evidence satisfactory to the Company that such registration is not required, or unless sold pursuant to Rule 144 under such act. The Company's free trading stock is currently involved in limited trading on the Over the Counter Bulletin Board under the symbol CBYI. The trading price at March 31, 2003, was $0.07. See also Notes 3 and 5.

     (l)  Earnings  Per  Share

          In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (SFAS 128). SFAS 128 specifies the computation, presentation, and disclosure requirements of earnings per share and supersedes Accounting Principles Board Opinion 15, "Earnings Per Share". SFAS 128 requires dual presentation of basic and, where applicable, diluted earnings per share. Basic earnings per share, which excludes the impact of common stock equivalents, replaces primary earnings per share. Diluted earnings per share which utilizes the average market price per share or ending market price per share when applying the treasury stock method in determining common stock equivalents, replaces fully diluted earnings per share.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2003 (unaudited)

(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (l)  Earnings  Per  Share  (continued)

          SFAS 128 is effective for the Company in all years since inception. However, there were no common stock equivalents during the any of these periods and, therefore, there is no effect on the earnings per share presented for any of these periods, due to the Company's adoption of SFAS 128. Basic earnings per share have been computed using the weighted average number of common shares outstanding.

     (m)  Recently  Issued  Accounting  Pronouncements

          In June 2001, the Financial Standards Board ("FASB") issued SFAS No. 141, "Business Combinations." This statement addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and SFAS No. 38, "Accounting for Pre-Acquisition Contingencies of Purchased Enterprises." All business combinations in the scope of this statement are to be accounted for using one method, the purchase method. The provisions of this statement apply to all business combinations initiated after June 30, 2001. Use of the pooling-of-interest method for those business combinations is prohibited. This statement also applies to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The Company does not expect adoption of SFAS No. 141 to have a material impact, if any, on its financial position or results of operations.


          In June 2001, the ("FASB") issued SFAS No. 142, "Goodwill and Other Intangible Assets." This statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. This statement is not applicable to the Company.


          In June 2001, the ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition construction, development, and/or the normal operation of long-lived assets, except for certain obligations of lessees. This statement is not applicable to the Company.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2003 (unaudited)

(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (m)  Recently  Issued  Accounting  Pronouncements  -  (continued)

          In August 2001, the ("FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of long-lived Assets." This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual, and Infrequent Occurring Events and Transactions," for the disposal of a segment of a business, and amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. The Company does not expect adoption of SFAS No. 144 to have a material impact, if any, on its financial position or results of operations.

          In April 2002, the ("FASB") issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 updates, clarifies, and simplifies existing accounting pronouncements. This statement rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in APB No. 30 will now be used to classify those gains and losses. SFAS No. 64 amended SFAS No. 4 and is no longer necessary as SFAS No. 4 has been rescinded. SFAS No. 44 has been rescinded, as it is no longer necessary. SFAS no. 145 amends SFAS No. 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-lease transactions. This statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances, they may change accounting practice. The Company does not expect adoption of SFAS No. 145 to have a material impact, if any, on its financial position or results of operations.

          In June 2002, the ("FASB") issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF Issue 94-3, a liability for an exit cost, as defined, was recognized at the date of an entity's commitment to an exit plan. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002 with earlier application encouraged. The Company does not expect adoption of SFAS No. 146 to have a material impact, if any, on its financial position or results of operations.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2003 (unaudited)

(1)  Summary  of  Significant  Accounting  Policies  (Continued)

     (m)  Recently  Issued  Accounting  Pronouncements  -  (continued)


          In December 2002, the ("FASB") issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This statement amends FASB Statement No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not expect adoption of SFAS No. 148 to have a material impact, if any, on its financial position or results of operations.


(2)  Office  Furniture  and  Equipment

          A  summary  of  property  and equipment is as follows as of March 31,:


                                  2003      2002
                                --------  --------
Office Furniture &
  Computer Equipment . . . . .  $24,568   $ 9,179
Less: Accumulated Depreciation   (7,437)   (4,538)
                                --------  --------
  Net Furniture and Equipment.  $17,131   $ 4,641
                                ========  ========

(3)  Acquisition  of  Cal-Bay  Controls,  Inc.

     As previously discussed in Note 1b, Cal-Bay International, Inc. (formerly Var-Jazz Entertainment, Inc.) acquired all of the issued and outstanding common stock of CBC in exchange for 17,112,000 shares of its common stock. The transaction has been accounted for as a reverse acquisition, in accordance with the terms of Accounting Principles Board Opinion No. 16, paragraph 70 and SAB Topic 2A. Since Cal-Bay International, Inc. was a non-operating public shell company with minimal assets, the transaction has been treated as a capital transaction in substance, with no goodwill or intangible being recorded, and no pro forma financial information being presented.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2003 (unaudited)


(3)  Acquisition  of  Cal-Bay  Controls,  Inc.  (Continued)


     The  following  is  a  summary  of  the  financial  position of the Cal-Bay
     International, Inc. (CBYI) and CBC, without the consolidating and eliminating adjustments at:



                                          Mach  31,  2003
                               -------------------------------
                                CBYI       CBC       Combined
                               -------  ----------  ----------
  Current assets. . . . . . .  $   -0-  $  39,628   $  39,628
  Property and equipment, net      -0-     17,131      17,131
  Other assets. . . . . . . .      -0-      2,770       2,770

                               -------  ----------  ----------
                               $   -0-  $  59,529   $  59,529
                               =======  ==========  ==========

  Current liabilities . . . .  $   -0-  $  31,357   $  31,357
  Long term liability . . . .              11,718      11,718
  Stockholders' equity. . . .      -0-     16,454      16,454

                               -------  ----------  ----------
                               $   -0-  $  59,529   $   59,529
                               =======  ==========  ==========


                                          Mach  31,  2002
                               -------------------------------
                                CBYI       CBC       Combined
                               -------  ----------  ----------
  Current assets. . . . . . .  $   -0-  $  26,176   $  26,176
  Property and equipment, net      -0-      4,641       4,641
  Other assets. . . . . . . .      -0-      2,491       2,491

                               -------  ----------  ----------
                                   -0-  $  33,308   $  33,308
                               =======  ==========  ==========

  Current liabilities . . . .  $   -0-  $  36,572   $  36,572
  Stockholders' equity. . . .      -0-     (3,264)     (3,264)

                               -------  ----------  ----------
                               $   -0-  $  33,308   $  33,308
                               =======  ==========   =========


(4)  Related  Party  Transactions  &  Significant  Customers/Suppliers

     The Company has advanced the majority stockholder a total of $21,500, which is included in the accompanying financial statements as related party receivable. The advance is interest free and is due and payable as of March 31, 2003.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2003 (unaudited)


(5)  Certain  Beneficial  Owners  and  Management

     The following is a list of the officers and directors of the Company, along with all other shareholders owning over 1 million shares of the Company's shares as of:


                                                March  31,  2003
                                           -------------------------
Shareholder/Position/Title                 Shares  Held   Ownership
----------------------------------------   ------------  -----------
Robert  Thompson - President & CEO          11,306,653        45.3 %
  Charles  Prebay - Vice President & CFO     1,608,400         6.4
  Chris  Walker                              1,059,000         4.2
  Cede  &  Co. - Investor                    7,868,650        31.5
  All  Other  Investors                      3,142,297        12.6
                                           ------------  -----------
Total  shares  issued & outstanding         24,985,000       100.0 %
                                           ============  ===========


                                                March  31,  2002
                                           -------------------------
Shareholder/Position/Title                 Shares  Held   Ownership
----------------------------------------   ------------  -----------
Robert  Thompson - President & CEO          12,026,953        56.2 %
  Charles  Prebay - Vice President & CFO     2,000,000         9.4
  Chris  Walker                              1,059,000         5.0
  Cede  &  Co. - Investor                    1,188,000         5.5
  All  Other  Investors                      5,116,047        23.9
                                           ------------  -----------
Total  shares  issued & outstanding         21,390,000       100.0 %
                                           ============  ===========

     Robert Thompson, President and CEO was compensated $6,500 during the 1st quarter of the year 2003.

(6)  Income  Taxes

     As of March 31, 2003, the Company had provided taxes on consolidated income for Federal and State income taxes, estimated at $1,600.

     At March 31, 2003 deferred taxes consisted of a net tax assets (benefits) of approximately $462,915, due to operating loss carryforwards of the Company totaling $1,004,473 which were fully offset by equal valuation allowances since there is no assurance of recovery. The net operating loss carryforwards will expire beginning in 2013.

(7)  Off  Balance  Sheet  Risk

     The Company could be affected by the inability to establish a market for their shares of stock. Additionally, since the date of incorporation, the short-term sales revenue for the Company has come primarily from two principal accounts, which is due to the fact that the markets for the products from these accounts have been very active recently. Over the long-term, management expects the markets for these products and accounts to diversify. Also, these principals are not the only suppliers for these products and management has other sources for identical products if it becomes necessary to find other suppliers.

                           CAL-BAY INTERNATIONAL, INC.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           March 31, 2003 (unaudited)

(8)  Commitments  and  Contingencies

     CBC leases an office/warehouse facility in Tustin, California which expires in August 31, 2004. The future minimum annual aggregate rental payments required for the remaining non-cancelable lease term in excess of one year are as follows:

     Period  Ended  March  31,


2003 . . . .  $32,126
2004 . . . .   14,271
  Thereafter        0
              -------
  Total. . .  $46,397
              =======

     The Company was not involved in any litigation as of the date of this examination.


(9)  Leases

     The Company lease certain office equipment that is accounted for as a capital lease and capitalized using interest rates appropriate at the inception of the lease.

     The future minimum commitments under this lease arrangement at March 31, 2003 are as follows:

     Period  Ended  December  31,


2003. . . . . . . . . .  $ 2,020
2004. . . . . . . . . .    2,656
2005. . . . . . . . . .    2,933
2006. . . . . . . . . .    3,241
  Thereafter. . . . . .    2,888
                         -------

Net minimum commitments   13,738

  Less current portion.    2,020
                         -------

  Long-term commitments  $11,718
                         =======

================================================================================

                           CAL-BAY INTERNATIONAL, INC.




                                10,675,675 SHARES
                                  COMMON STOCK
                                 $.001 PAR VALUE






                              ---------------------
                                   PROSPECTUS
                              ---------------------













                                  JUNE 26, 2003

================================================================================
================================================================================
Until September ____, 2003 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The delivery of this prospectus and any sale of the securities discussed in this prospectus must not create the implication that information contained herein is correct as of any time subsequent to the date of this prospectus or that there has been no change in the affairs of the Company since that date.

--------------------------------------------------------

TABLE OF CONTENTS
Summary Information                                   5
Risk Factors                                          7
Special Note Regarding Forward-Looking Statements    11
Selling Security Holder                              12
Use of Proceeds                                      13
Determination of Offering Price                      13
Plan of Distribution                                 15
Legal Proceedings                                    17
Directors and Executive Officers                     18
Security Ownership                                   18
Description of Securities                            19
Interest of Experts and Counsel                      20
Disclosure of SEC Position on Indemnification for
  Securities Act Liabilities                         20
Description of Business                              20
Management's Discussion and Analysis                 25
Description of Property                              26
Certain Relationships and Related Transactions       27
Market for Common Equity and related
   Stockholder Matters                               27
Executive Compensation                               28
Financial Statements                                 28
Changes in and Disagreements with Financial
  Disclosure                                         28
Where to Find Additional Information                 28

--------------------------------------------------------
No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus. Any such information or representations have not been authorized by Cal-Bay and must not be relied on. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any state where the offer or sale is unlawful.
================================================================================

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

The following table sets forth anticipated expenses in connection with preparing and filing this Registration Statement. We will pay all expenses of the offering. All expenses, other than the filing fees payable to the Securities and Exchange Commission, are estimates.


Securities and Exchange Commission Filing Fee  $   431.83
Printing Fees and Expenses. . . . . . . . . .    1,500.00
Legal Fees and Expenses . . . . . . . . . . .   33,500.00
Accounting Fees and Expenses. . . . . . . . .   20,000.00
Blue Sky Fees and Expenses. . . . . . . . . .      500.00
Trustee's and Registrar's Fees. . . . . . . .    2,500.00
Miscellaneous . . . . . . . . . . . . . . . .    1,568.17

TOTAL . . . . . . . . . . . . . . . . . . . .  $60,000.00

INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty, but such a provision must not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or the payment of distributions in violation of Nevada Revised Statures 78.300; or any provision, not contrary to the laws of Nevada, for the management of the business and for the conduct of the affairs of the corporation, and any provision creating, defining, limiting or regulating the powers of the corporation or the rights, powers or duties of the directors, and the stockholders, or any class of the stockholders, or the holders of bonds or other obligations of the corporation, or governing the distribution or division of the profits of the corporation.

The articles with these exceptions eliminate any personal liability of a Director to the Company or its shareholders for monetary damages for the breach of a Director's fiduciary duty and therefore a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's by-laws indemnify its Officers and Directors for any acts or omissions to act while in the scope of their duties as Officers and Directors. Furthermore, Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers and directors of the Company pursuant to the provisions of the Company's Certificate of Incorporation, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

RECENT  SALES  OF  UNREGISTERED  SECURITIES

In March 2001, we exchanged 17,112,000 shares of common stock for all of the issued and outstanding shares of Cal-Bay Controls, Inc., a Nevada corporation. The transaction was a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986 and were exchanged pursuant to Section 4(2) of the Securities Act of 1933. The transaction did not involve any public offering and no commissions were paid on the transaction.

On November 15, 2002 we issued 80,000 common shares to 1st Capital Investments, Inc. for investment relations services valued at $12,000. The shares were issued in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933. No underwriters were involved in the issuance, no public solicitations were made by the Company and no commissions were paid.

OTHER  RECENT  ISSUANCES  OF  COMMON  STOCK

On August 29, 2002, the Company issued 2,240,000 shares of common stock as payment for consulting services valued at $739,200 as reported on Form S-8.

We issued an additional 1,275,000 shares as reported on Form S-8 on January 9, 2003. The shares were issued as compensation for consulting services valued at $216,750.


EXHIBITS

EXHIBIT NO.  TITLE OF EXHIBIT                                                LOCATION

        3.1  Cal-Bay Articles of Incorporation. . . . . . . . . . . . . . .           (1)

        3.2  Cal-Bay By-Laws. . . . . . . . . . . . . . . . . . . . . . . .           (1)

        5.1  Opinion re legality, Cletha A. Walstrand, Attorney at Law. . .  Included with
                                                                             Exhibit 23.1

       10.1  Cal-Bay/Dutchess Investment Agreement, April 28, 2003. . . . .      Attached

       10.2  Cal-Bay/Dutchess Escrow Agreement, April 28, 2003. . . . . . .      Attached

       10.3  Cal-Bay/Dutchess Registration Rights Agreement, April 28, 2003      Attached

       10.4  Robert Thompson Lock-up Agreement, April 28, 2003. . . . . . .      Attached

       10.5  Cal-Bay/Boston First Financial Placement Agreement . . . . . .      Attached

       15.1  Letter re unaudited interim financial information. . . . . . .      Attached

       23.1  Consent of Cletha A. Walstrand, Attorney at Law. . . . . . . .      Attached

       23.2  Consent of Vincent Argy, Independent Auditor . . . . . . . . .      Attached

(1) Incorporated by reference to Form 10-SB filed with the Commission on June 18, 2001.


UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Cal-Bay International pursuant to the provisions in Item 14 above, or otherwise, Cal-Bay has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cal-Bay of expenses incurred or paid by a director or officer or controlling person of Cal-Bay in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Cal-Bay will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tustin, State of California, on June 26, 2003.


                         CAL-BAY  INTERNATIONAL,  INC.



                         By:  /s/Robert  Thompson
                         -------------------------
                         Robert  Thompson
                         Chief  Executive  Officer



                         By:  /s/Charles  Prebay
                         -------------------------
                         Charles  Prebay
                         Chief  Financial  Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Date:  June  26,  2003                    By:  /s/Robert  Thompson,  Director
                                          -----------------------------------
                                          Robert  Thompson

Date:  June  26,  2003                    By:  /s/Charles  Prebay,  Director
                                          ----------------------------------
                                          Charles  Prebay